******************************************************************************






                               AGREEMENT OF LEASE

                                     between



                                38-32 ASSOCIATES,


                                    Landlord,


                                       and

                                 24/7 MEDIA INC.

                                     Tenant,




                              Dated: April 30, 1998



                                    PREMISES:

                                  1250 Broadway
                           Twenty-Seventh (27th) Floor
                               New York, New York




******************************************************************************

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE 1   RENT ............................................................  1
ARTICLE 2   PREPARATION OF THE DEMISED PREMISES..............................  3
ARTICLE 3   ADJUSTMENTS OF RENT..............................................  3
ARTICLE 4   ELECTRICITY......................................................  9
ARTICLE 5   USE ............................................................. 12
ARTICLE 6   ALTERATIONS AND INSTALLATIONS.................................... 12
ARTICLE 7   REPAIRS ......................................................... 15
ARTICLE 8   REQUIREMENTS OF LAW.............................................. 17
ARTICLE 9   INSURANCE, LOSS, REIMBURSEMENT, LIABILITY........................ 18
ARTICLE 10  DAMAGE BY FIRE OR OTHER CAUSE.................................... 21
ARTICLE 11  ASSIGNMENT, MORTGAGING, SUBLETTING, ETC.......................... 23
ARTICLE 12  CERTIFICATE OF OCCUPANCY......................................... 29
ARTICLE 13  ADJACENT EXCAVATION SHORING...................................... 29
ARTICLE 14  CONDEMNATION..................................................... 29
ARTICLE 15  ACCESS TO DEMISED PREMISES; CHANGES.............................. 31
ARTICLE 16  CONDITIONS OF LIMITATION......................................... 32
ARTICLE 17  RE-ENTRY BY LANDLORD, INJUNCTION................................. 34
ARTICLE 18  DAMAGES ......................................................... 35
ARTICLE 19  LANDLORD'S RIGHT TO PERFORM TENANT'S OBLIGATIONS................. 36
ARTICLE 20  QUIET ENJOYMENT.................................................. 37
ARTICLE 21  SERVICES AND EQUIPMENT........................................... 37
ARTICLE 22  DEFINITIONS...................................................... 39
ARTICLE 23  INVALIDITY OF ANY PROVISION...................................... 40
ARTICLE 24  BROKERAGE........................................................ 40
ARTICLE 25  SUBORDINATION.................................................... 41
ARTICLE 26  CERTIFICATES OF LANDLORD TENANT.................................. 42
ARTICLE 27  LEGAL PROCEEDINGS WAIVER OF JURY TRIAL........................... 43
ARTICLE 28  SURRENDER OF PREMISES............................................ 43
ARTICLE 29  RULES AND REGULATIONS............................................ 44
ARTICLE 30  CONSENTS AND APPROVALS........................................... 44
ARTICLE 31  NOTICES ......................................................... 45
ARTICLE 32  NO WAIVER........................................................ 45
ARTICLE 33  CAPTIONS......................................................... 46
ARTICLE 34  INABILITY TO PERFORM............................................. 46
ARTICLE 35  NO REPRESENTATIONS BY LANDLORD................................... 47
ARTICLE 36  NAME OF BUILDING................................................. 47
ARTICLE 37  RESTRICTIONS UPON USE............................................ 47
ARTICLE 38  ARBITRATION...................................................... 48
ARTICLE 39  INDEMNITY........................................................ 48
ARTICLE 40  MEMORANDUM OF LEASE.............................................. 48

ARTICLE 41  SECURITY......................................................... 49
ARTICLE 42  MISCELLANEOUS.................................................... 51
ARTICLE 43  RIGHT OF FIRST REFUSAL........................................... 52
ARTICLE 44  WORK CREDIT...................................................... 57

SCHEDULES

A       Floor Plan
B       Rules and Regulations
C       First Refusal Space

          AGREEMENT OF LEASE made as of this 30th day of April, 1998 between 38-32 ASSOCIATES, a New York limited partnership, having an office at c/o Edward
S. Gordon Co., Inc., 200 Park Avenue, New York, New York 10166 (hereinafter referred to as "Landlord") and 24/7 MEDIA, INC., a Delaware corporation, having an address at 1290 Avenue of the Americas, 7th Floor, New York, New York 10104 (hereinafter referred to as "Tenant").


                              W I T N E S S E T H :


          Landlord hereby leases and Tenant hereby hires from Landlord, in the building (hereinafter referred to as the "Building") known as 1250 Broadway, New York, New York, the following space: the entire twenty seventh (27th) floor as shown hatched on the plan annexed hereto as Schedule A (which space is hereinafter referred to as "the demised premises"); for a term of approximately five (5) years and five (5) months, to commence on a date (hereinafter referred to as the "Commencement Date") which shall be either (i) May 1, 1998 (subject to postponement of such specific date as hereinafter set forth) or (ii) the date Tenant or anyone claiming under or through Tenant first occupies the demised premises for the conduct of its business, whichever occurs earlier and shall end on September 30, 2003 (such date on which the term of the Lease expires is hereinafter referred to as the "Expiration Date") or until such term shall sooner cease and terminate as hereinafter provided.

          The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, trustees, successors and assigns, hereby covenant as follows:


                                    ARTICLE 1

                                      RENT

          1.01. Tenant shall pay to Landlord a fixed annual rent (hereinafter referred to as "fixed annual rent") at the annual rate of THREE HUNDRED EIGHTY ONE THOUSAND THREE HUNDRED SEVENTY FIVE AND 00/100 ($381,375.00) DOLLARS.

          Tenant agrees to pay the fixed annual rent in lawful money of the United States of America, in equal monthly installments in advance on the first day of each calendar month during said term, at the office of Landlord or such other place in the United States of America as Landlord may designate, without any setoff or deduction whatsoever, except such deduction as may be occasioned by the occurrence of any event permitting or requiring a deduction from or abatement of rent as specifically set forth in this Lease. Should the obligation to pay fixed annual rent commence on any day other than on the first day of a month, or end on a date other than the last day of the month, then the fixed annual rent for such month shall be prorated on a per diem basis.

          The first month's installment of fixed annual rent due under this Lease shall be paid by Tenant upon the execution of this Lease.

          1.02. Tenant shall pay the fixed annual rent and additional rent as above and as hereinafter provided, by good and sufficient check (subject to collection) drawn on a New York City bank. All sums other than fixed annual rent payable by Tenant hereunder shall be deemed additional rent (for default in the payment of which Landlord shall have the same remedies as for a default in the payment of fixed annual rent), and shall be payable twenty (20) days after demand, unless other payment dates are hereinafter provided.

          1.03. If Tenant shall fail to pay when due any installment of fixed annual rent or any payment of additional rent for a period of nine (9) days after such installment or payment shall have become due, Tenant shall pay interest thereon at the Interest Rate (as such term is defined in Article 22 hereof), from the date when such installment or payment shall have become due to the date of the payment thereof, and such interest shall be deemed additional rent.

          1.04. If any of the fixed annual rent or additional rent payable under the terms and provisions of this Lease shall be or become uncollectible, reduced or required to be refunded because of any Legal Requirement (as such term is defined in Article 22 hereof) Tenant shall enter into such agreement(s) and take such other steps (without additional expense to Tenant) as Landlord may request and as may be legally permissible to permit Landlord to collect the maximum rents which from time to time during the continuance of such legal rent restriction may be legally permissible (and not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction, (a) the rents shall become and thereafter be payable in accordance with the amounts reserved herein for the periods following such termination and
(b) Tenant shall pay to Landlord, to the maximum extent legally permissible, an amount equal to (i) the rents which would have been paid pursuant to this Lease but for such legal rent restriction less (ii) the rents paid by Tenant during the period such legal rent restriction was in effect.

          1.05. Notwithstanding anything in subsection 1.01 to the contrary, and provided that Tenant is not in default under any of the monetary terms, covenants or provisions of this Lease beyond any applicable notice and grace periods, the monthly installments of fixed annual rent (but not the portion thereof constituting the ERIF) payable by Tenant hereunder shall be abated during the period commencing on the Commencement Date and ending of September 30, 1998. The day following the expiration of the foregoing rent abatement period (ie., October 1, 1998) is hereinafter sometimes referred to as the "Rent Commencement Date".


                                    ARTICLE 2

                       PREPARATION OF THE DEMISED PREMISES

          2.01. Tenant has examined the demised premises and, subject to the provisions of Article 7 of this Lease, agrees to accept the same in their condition and state of repair existing as of the date hereof subject to normal wear and tear and to the removal therefrom of the property of the existing tenant or occupant thereof, if any, and understands and agrees that Landlord shall not be required to perform any work, supply any materials or incur any expense to prepare the demised premises for Tenant's occupancy.

          2.02. If the Commencement Date is other than the specific date hereinabove set forth, then Tenant shall at Landlord's request, execute a written agreement confirming the Commencement Date. Any failure of the parties to execute such written agreement shall not affect the validity of the Commencement Date as fixed and determined by Landlord as aforesaid.


                                    ARTICLE 3

                               ADJUSTMENTS OF RENT

          3.01. For the purposes of this Article 3, the following definitions shall apply:

               (a) The term "Base Tax" shall be deemed to mean the Taxes for the Tax Year commencing July 1, 1998.

               (b) The term "Tenant's Tax Proportionate Share" shall be deemed to mean 2.18 (2.18%) percent.

               (c) The term "Taxes" shall mean all real estate taxes, assessments, governmental levies, business improvement district charges and assessments, municipal taxes, county taxes or any other governmental charge, general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind or nature whatsoever, which are or may be assessed, levied or imposed upon all or any part of the Land, the Building and the sidewalks, plazas or streets in front of or adjacent thereto, including any tax, excise or fee measured by or payable with respect to any rent, and levied against Landlord and/or the Land and/or Building, under the laws of the United States, the State of New York, or any political subdivision thereof. If, due to a future change in the method of taxation or in the taxing authority, a new or additional real estate tax, or a franchise, income, transit, profit or other tax or governmental imposition, however designated, shall be levied against Landlord, and/or the Land and/or Building, in addition to, or in substitution in whole or in part for any tax which would constitute "Taxes", or in lieu of additional Taxes, such tax or imposition shall be deemed for the purposes hereof to be included within the term "Taxes". Except as provided in the preceding sentence, Tenant shall not be responsible to pay any gross receipts taxes, franchise taxes, capital stock taxes, inheritance, estate, succession, transfer, gift or other tax which is measured in any manner by income or profit of Landlord.

               (d) The term "Tax Year" shall mean each period of twelve months, commencing on the first day of July of each such period, in which occurs any part of the term of this Lease or such other period of twelve months occurring during the term of this Lease as hereafter may be duly adopted as the fiscal year for real estate tax purposes of the City of New York.

               (e) The term "Operating Year" shall mean the full calendar year after 1998 in which the term of this Lease commences and each succeeding calendar year thereafter.

               (f)  The term "Base Year" shall mean the calendar year 1998.

               (g) "Operating Expenses" shall mean the total of all the costs and expenses incurred or borne by Landlord in connection with the operation and maintenance of the Building, and the services provided tenants therein, including all expenses incurred as a result of Landlord's compliance with any of its obligations hereunder. Operating Expenses shall include, without being limited thereto, the following: (i) salaries, wages, medical, surgical and general welfare benefits (including group life insurance) and pension payments of employees of the managing agent for the Building (or, in the event of a successor Landlord or a change in the management practices of Landlord, the employees of such managing agent or Landlord) engaged in the operation and maintenance of the Building; (ii) payroll taxes, workmen's compensation, uniforms and dry cleaning for the employees referred to in subdivision (i);
(iii) the cost of all charges for steam, heat, ventilation, air-conditioning and water (including water and sewer rentals) furnished to the Building, (including the Building including common areas thereof), together with any taxes on any such utilities; (iv) the cost of all charges for rent, casualty, war risk (if obtainable from the United States government), liability and other types of insurance; (v) the cost of all building and cleaning supplies and charges for telephone for the Building and cleaning of the Building, including common areas;
(vi) the cost of all charges for management, cleaning and service contracts for any areas of the Building; (vii) the cost of Building electric current (for the purposes of this clause (vii), the cost of Building electric current shall be deemed to mean the cost of all electricity purchased, including any taxes thereon or fuel or other adjustments in connection therewith, for use in the Building other than that which is furnished to the demised space of other tenants in the Building; the parties agree that fifty (50%) percent of the Building's payment to the public utility for the purchase of electricity shall be deemed to be payment for Building electric current); (viii) the cost relating to the elevators and escalators; (ix) the cost relating to protection and security; (x) the cost relating to lobby decorations and interior and exterior landscape maintenance; (xi) repairs, replacements and improvements performed after the Base Year which are appropriate for the continued operation of the Building as a first class office building; (xii) painting of non-tenanted areas;
(xiii) professional and consulting fees; (xiv) association fees or dues and (xv) the cost of capital expenditures made to the Building by reason of the laws and requirements of any public authorities or the requirements of insurance bodies which is incurred after the Base Year. The term "Operating Expenses", as used and defined under this Subsection (g), shall not, however, include the following items: (1) interest on and amortization of any mortgages encumbering the Land or the Building; (2) the cost of tenant improvements made for new tenant(s) of the Building; (3) brokerage commissions;
(4) financing or refinancing costs; (5) Taxes; and (6) salaries and fringe benefits for officers, employees and executives above the grade of building manager; (7) all leasing and brokerage commissions, takeover obligations and fees with respect to procuring tenants to rent space in the Building; (8) salaries, the value of fringe benefits and compensation benefits of personnel above the grade of building manager; (9) legal, arbitration, space planners, accounting and other professional fees incurred in connection with any preparation of, negotiation of, or dispute arising out of, any space lease, lease amendments, lease terminations and lease extensions, in the Building or in enforcing lease obligations (other than those which are common to substantially all tenants and which relate to the management and operation of the Building), including, without limitation, court costs; (10) the costs of any additions to the Building which increase the leasable space thereof; (11) expenses incurred by Landlord in connection with the transfer or disposition of the Land or Building or any superior lease, including, without limitation, transfer, deed and gains taxes and legal and accounting fees incurred in connection therewith;
(12) interest or penalties incurred by Landlord for late payment by Landlord;
(13) the costs of performing work or furnishing services to or for any tenant, other than Tenant, at Landlord's expense to the extent that such work or service is in excess of the work or services generally provided to tenants of the Building at Landlord's expense; (14) cost of overtime HVAC for other tenants of the Building; (15) the cost of any excess insurance premium to the extent that Landlord is entitled to be reimbursed therefor by Tenant or any other tenant of the Building other than pursuant to this Article or provisions in any such Tenant's lease similar to this Article; (16) bad debt loss, rent loss or reserve for either; (17) cost to acquire, lease or restore sculptures, paintings or other objects of art located within or outside the Building; (18) costs, fines, interest or penalties incurred by Landlord due to violations of any applicable governmental law, requirement or order except to the extent the same shall be due to the act or omission of Tenant, Tenant's agents, employees, invitees of licensees; (19) costs associated with the operation of the business entity which constitutes Landlord as the same is distinguished from the costs of operation of the Building; (20) costs of financing, refinancing, mortgaging, selling, syndicating or hypothecating Landlord's interest in the Building, including, without limitation, legal and accounting fees in connection therewith; (21) the value of lost income to Landlord of any office space in the Building which is utilized for the management of the Building; (22) costs incurred in connection with services or utilities furnished to any retail space in the Building; (23) costs, including, without limitation, attorney's fees and disbursements in connection with any judgment, settlement or arbitration award incurred by Landlord that result from Landlord's tortious or willful misconduct; (24) any compensation paid to clerks, attendants or other person in commercial concessions operated by Landlord; (25) costs incurred in connection with the acquisition or sale of air rights, transferable development rights easements of other real property interests which do not directly or indirectly benefit the tenants of the Building.

          If Landlord shall purchase any item of capital equipment or make any capital expenditure designed to result in savings or reductions in Operating Expenses, then the cost thereof shall be included in Operating Expenses. The costs of capital equipment or capital expenditures are so to be included in Operating Expenses for the Operating Year in which the costs are incurred and subsequent Operating Years, on a straight line basis, to the extent that such items are amortized over such period of time as reasonably can be estimated as the time in which such savings or reductions in Operating Expenses are expected to equal Landlord's costs for such capital equipment or capital expenditure, with an interest factor equal to the Interest Rate at the time of Landlord's having incurred said costs. If Landlord shall lease any such item of capital equipment designed to result in savings or reductions in Operating Expenses, then the rentals and other costs paid or incurred in connection with such leasing shall be included in Operating Expenses for the Operating Year in which they were incurred.

          If during all or part of any Operating Year, including the Base Year, Landlord shall not furnish any particular item(s) of work or service (which would constitute an Operating Expense hereunder) to portions of the Building (including without limitation the demised premises) due to the fact that such portions are not occupied or leased, or because such item of work or service which is otherwise offered on a building-wide basis is not required or desired by the tenant (including without limitation Tenant) or such portion, or such tenant is itself obtaining and providing such item of work of service, or for any other reasons, then, for the purposes of computing the additional rent payable hereunder pursuant to paragraphs A and B of Section 3.02 hereof, the amount of the expenses for such item(s) for such period shall be deemed to be increased by an amount equal to the additional operating and maintenance expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such item(s) of work or services to such portion of the Building.

               (h) The term "Tenant's Proportionate Share" shall be deemed to mean 2.25 (2.25%) percent.

               (i) "Tenant's Proportionate Share of Increase" shall mean the percentage set forth in Section 3.01(h) multiplied by the increase in Operating Expenses for an Operating Year over Operating Expenses in the Base Year.

               (j) "Tenant's Projected Share of Increase" shall mean Tenant's Proportionate Share of Increase for the prior Operating Year and the reasonably estimated increase in costs for the current Operating Year divided by twelve
(12) and payable monthly by Tenant to Landlord as additional rent. If, however, Landlord shall furnish any such estimate for an Operating Year subsequent to the commencement thereof, then (a) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section in respect of the last month of the preceding Operating Year; (b) promptly after such estimate is furnished to Tenant, Landlord shall give notice to Tenant stating whether the installments of Tenant's Projected Share of Increase previously made for such Operating Year were greater or less than the installments of Tenant's Projected Share of Increase to be made for such Operating Year in accordance with such estimate, and (i) if there shall be a deficiency, Tenant shall pay the amount thereof within twenty (20) days after demand therefor, or (ii) if there shall have been an overpayment, Landlord shall promptly either refund to Tenant the amount thereof or permit Tenant to credit the amount thereof against subsequent payments under this Lease; and (c) on the first day of the month following the month in which such estimate is furnished to Tenant, and monthly thereafter throughout the remainder of such Operating Year, Tenant shall pay to Landlord an amount equal to Tenant's Projected Share of Increase as shown on such estimate.

               (k) The term "Escalation Statement" shall mean a statement setting forth the amount payable by Tenant for a specified Tax Year or Operating Year (as the case may be) pursuant to this Article 3.

          3.02.     A.   After the expiration of the Base Year and any Operating
Year, Landlord shall furnish Tenant an

Escalation Statement setting forth Tenant's Proportionate Share of Increase, with respect to the Operating Expenses incurred for such Base Year or Operating Year. Within thirty (30) days after receipt of such Escalation Statement for any Operating Year, Tenant shall pay Tenant's Proportionate Share of Increase to Landlord as additional rent.

                    B. Commencing with the first Operating Year for which Landlord shall be entitled to receive Tenant's Proportionate Share of Increase, Tenant shall pay to Landlord as additional rent for the then Operating Year, Tenant's Projected Share of Increase. If the Escalation Statement furnished by Landlord to Tenant pursuant to Section 3.02 (A) above at the end of the then Operating Year shall indicate that Tenant's Projected Share of Increase exceeded Tenant's Proportionate Share of Increase, Landlord shall forthwith either (i) pay the amount of excess directly to Tenant concurrently with the notice or (ii) permit Tenant to credit the amount of such excess against the subsequent payments of rent due hereunder; if such statement furnished by Landlord to Tenant hereunder shall indicate that Tenant's Proportionate Share of Increase exceeded Tenant's Projected Share of Increase for the then Operating Year, Tenant shall forthwith pay the amount of such excess to Landlord.

          3.03.     A.   Tenant shall pay as additional rent for each Tax Year a
sum (hereinafter referred to as "Tenant's Tax Payment") equal to Tenant's Tax Proportionate Share of the amount by which the Taxes for such Tax Year exceed the Base Tax. Tenant's Tax Payment for each Tax Year shall be due and payable in two (2) equal installments, in advance, on the first day of each June and December during each Tax Year, based upon the Escalation Statement furnished prior to the commencement of such Tax Year, until such time as a new Escalation Statement for a subsequent Tax Year shall become effective. If an Escalation Statement is furnished to Tenant after the commencement of a Tax Year in respect of which such Escalation Statement is rendered, Tenant shall, within fifteen
(15) days thereafter, pay to Landlord an amount equal to the amount of any underpayment of Tenant's Tax Payment with respect to such Tax Year and, in the event of an overpayment, Landlord shall permit Tenant to credit against subsequent payments under this Lease the amount of Tenant's overpayment. If there shall be any increase in Taxes for any Tax Year, whether during or after such Tax Year, Landlord shall furnish a revised Escalation Statement for such Tax Year, and Tenant's Tax Payment for such Tax Year shall be adjusted and paid substantially in the same manner as provided in the preceding sentence. If during the term of this Lease, taxes are required to be paid (either to the appropriate taxing authorities or as tax escrow payments to a superior mortgagee) in full or in monthly, quarterly, or other installments, on any other date or dates than as presently required, then at Landlord's option, Tenant's Tax Payments shall be correspondingly accelerated or revised so that said Tenant's Tax Payments are due at least 30 days prior to the date payments are due to the taxing authorities or the superior mortgagee (but not less than twenty (20) days after the Escalation Statement from Landlord is received by Tenant). The benefit of any discount for any early payment or prepayment of Taxes shall accrue solely to the benefit of Landlord and such discount shall not be subtracted from Taxes. Notwithstanding the foregoing, in the event Landlord fails to deliver an Escalation Statement for any period within two (2) years after the end of the period as to which such Escalation Statement would have related, Landlord shall be deemed to have waived the payment of any theretofore unpaid additional rent as to which such Escalation Statement would have related.

                    B. If the real estate tax fiscal year of The City of New York shall be changed during the term of this Lease, any Taxes for such fiscal year, a part of which is included within a particular Tax Year and a part of which is not so included, shall be apportioned on the basis of the number of days in such fiscal year included in the particular Tax Year for the purpose of making the computations under this Section 3.03.

                    C. If Landlord shall receive a refund of Taxes for any Tax Year, Landlord shall permit Tenant to credit against subsequent payments under this Lease, Tenant's Tax Proportionate Share of the refund (after deducting all costs incurred by Landlord to obtain such refund which have not been previously recovered); but not to exceed Tenant's Tax Payment paid for such Tax Year.

                    D. If the Base Tax is reduced as a result of a certiorari proceeding or otherwise Landlord shall adjust the amounts previously paid by Tenant pursuant to the provisions of Section 3.03 hereof, and Tenant shall pay the amount of said adjustment within thirty (30) days after demand setting forth the amount of said adjustment.

          3.04. Tenant shall pay to the appropriate taxing authority occupancy tax on all rental subject thereto (including occupancy tax on prepaid rent paid pursuant to Section 1.01 hereof). Tenant shall pay to Landlord upon demand, as additional rent, any occupancy tax or rent tax now in effect or hereafter enacted with respect to the rent payable hereunder, if payable by

Landlord in the first instance or hereafter required to be paid by Landlord.

          3.05. In the event that the Commencement Date shall be other than the first day of a Tax Year or an Operating Year or the date of the expiration or other termination of this Lease shall be a day other than the last day of a Tax Year or an Operating Year, then in such event in applying the provisions of this Article 3 with respect to any Tax Year or Operating Year in which such event shall have occurred, appropriate adjustments shall be made to reflect the occurrence of such event on a basis consistent with the principles underlying the provisions of this Article 3 taking into consideration the portion of such Tax Year or Operating Year which shall have elapsed after the term hereof commences in the case of the Commencement Date, and prior to the date of such expiration or termination in the case of the Expiration Date or other termination.

          3.06. Payments shall be made pursuant to this Article 3 notwithstanding the fact that an Escalation Statement is furnished to Tenant after the expiration of the term of this Lease.

          3.07. In no event shall the fixed annual rent ever be reduced by operation of this Article 3 and the rights and obligations of Landlord and Tenant under the provisions of this Article 3 with respect to any additional rent shall survive the termination of this Lease.

          3.08. Landlord's failure to render an Escalation Statement with respect to any Tax Year or Operating Year shall not prejudice Landlord's right to thereafter render an Escalation Statement with respect thereto or with respect to any subsequent Tax Year or Operating Year.

          3.09. Each Escalation Statement shall be conclusive and binding upon Tenant unless within one hundred eighty (180) days after receipt of such Escalation Statement Tenant shall notify Landlord that it disputes the correctness of such Escalation Statement, specifying the particular respects in which such Escalation Statement is claimed to be incorrect. Any dispute relating to any Escalation Statement, not resolved within ninety (90) days after the giving of such Escalation Statement, may be submitted to arbitration by either party pursuant to Article 38 hereof. Pending the determination of such dispute, Tenant shall pay additional rent in accordance with the Escalation Statement that Tenant is disputing, without prejudice to Tenant's position.

          3.10. Tenant, upon no less than five (5) days prior notice, may elect to have Tenant's designated certified public accountant examine such of Landlord's books and records (collectively, the "Records") that are directly relevant to the Escalation Statement in questions, provided any such examination shall be commenced within ninety (90) days after Tenant's receipt of an Escalation Statement and concluded within thirty (30) days after the commencement of such examination. In making such examination, Tenant agrees, and shall cause its designated certified public accountant to agree, to keep confidential any and all information contained in the Records.

          3.11. If Landlord shall pay or incur any costs or expenses in contesting any Taxes for any Tax Year (other than any such year for which such Taxes comprise all or part of the Base Tax) or in connection with any challenge to the assessed valuation of all or part of the Building or the parcel of land on which the Building is constructed (the "Land") or otherwise in connection with any endeavor to lower the Taxes for any Tax Year (other than any such year for which such Taxes comprise all or part of the Base Tax) then, within twenty
(20) days after request by Landlord, Tenant shall pay to Landlord Tenant's Tax Proportionate Share of the aggregate amounts of such costs and expenses so paid or incurred by Landlord.


                                    ARTICLE 4

                                   ELECTRICITY

          4.01. Landlord shall furnish to Tenant the electric energy which Tenant requires in the demised premises, in an amount up to six (6) watts per square foot, on a "rent inclusion" basis, through the presently installed electrical facilities for Tenant's reasonable use in the demised premises for lighting, light office equipment and the usual small business machines, including Xerox or other copying machines. Subject to the following provisions of this Article 4, there shall be no charge to Tenant therefor by way of measuring the same on any meter or otherwise, electric current being included as an additional service in the fixed annual rent payable hereunder. Landlord shall not in anywise be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements.

          4.02. (a) Tenant acknowledges and agrees (i) that the fixed annual rent hereinabove set forth in this Lease includes an Electricity Rent Inclusion Factor (as hereinafter defined), of THIRTY SEVEN THOUSAND ONE HUNDRED TWENTY FIVE AND 00/100 ($37,125.00) DOLLARS to compensate Landlord for the electrical wiring and other installations necessary for, and for its obtaining and redistribution of, electric current as an additional service; and (ii) that said Electricity Rent Inclusion Factor (hereinafter called "ERIF"), which shall be subject to periodic adjustments as herein provided, has been partially based upon Tenant's estimated connected electrical load and hours of use thereof for ordinary lighting and light office equipment, during ordinary business hours. The "Electricity Rent Inclusion Factor" shall mean the amount determined by applying the estimated connected electrical load and usage thereof in the demised premises (as determined by the electrical consultant as hereinafter provided) to the rate charged for such load and usage in the service classification in effect on January 1, 1998, pursuant to which Landlord then purchased electric current for the entire Building from the public utility corporation. If the cost to Landlord of electricity shall have been, or shall be, increased subsequent to January 1, 1998 (whether such increase occurs prior to or during the term of this Lease), by change in Landlord's electric rates, charges, fuel adjustment, or service classifications, or by taxes or charges of any kind imposed thereon, or for any other such reason, then the aforesaid ERIF portion of the fixed annual rent shall be increased in the same percentage and the fixed annual rent provided herein shall be increased accordingly.

                    (b) Any such percentage increase in Landlord's cost due to change in Landlord's electric rates, charges, etc., shall be computed by the application of the average consumption (energy and demand) of electricity for the entire Building for the twelve (12) full months immediately prior to the rate change, other change in cost, or any changed methods of or rules on billing for same, on a consistent basis to the new rate and/or service classifications and to the immediately prior existing rate and/or service classifications. If the average consumption of electricity for the entire Building for said prior twelve (12) full months cannot reasonably be applied and used with respect to changed methods of or rules on billing, then the percentage increase shall be computed by the use of the average consumption (energy and demand) for the entire Building for the first three (3) months under such changed methods of or rules on billing, projected to a full twelve (12) months; and that same consumption, so projected, shall be applied to the rate and/or service classifications which existed immediately prior to the changed methods of or rules on billing. The parties acknowledge that they understand that it is anticipated that existing electric rates, charges, etc., may be changed by virtue of time of day rates or other methods of billing, and that the foregoing reference to changes in methods of or rules on billing is intended to include any such change. The parties agree that a reputable, independent electrical consultant, selected by Landlord ("Landlord's electrical consultant") and paid equally by Landlord shall determine the percentage for the changes in the ERIF based on changes in Landlord's electric rates, charges, etc.

          4.03. (a) The parties agree that Landlord's electrical consultant may from time to time make surveys in the demised premises covering the electrical equipment and fixtures and use of current therein, and the connected electrical load and usage portion of the ERIF shall be changed in accordance with such survey, and the ERIF automatically redetermined, accordingly, by Landlord's electrical consultant. The fixed annual rent shall be appropriately adjusted effective as of the date of any such change in connected load and usage, as disclosed by said survey. In no event, is the originally specified ERIF portion of the fixed annual rent (as adjusted by any electricity cost increases of Landlord after January 1, 1998) to be reduced.

                    (b) The determination of change in the ERIF by Landlord's consultant shall be binding and conclusive on Landlord and on Tenant from and after the delivery of copies of such determination to Landlord and Tenant, unless within forty five (45) days after the delivery of such copies, Tenant disputes such determination. If Tenant disputes the determination, it shall, at its own expense, obtain from a reputable, independent electrical consultant its own survey of Tenant's electrical lighting and power load and hours of use thereof, and a determination of such change in the ERIF in accordance with the provisions of this Article 4. Tenant's consultant and Landlord's consultant then shall seek to agree on a finding of such determination of such change in the ERIF. If they cannot agree, they shall choose a third reputable electrical consultant whose cost shall be shared equally by Landlord and Tenant, to make a similar survey, and the determination of such ERIF change by such third electrical consultant shall be controlling. (If they cannot agree on such third consultant, within ten (10) days, then either party may apply to the Supreme Court in the County of New York for the appointment of such third consultant.) However, pending such determination, Tenant shall pay to Landlord the amount of ERIF as determined by Landlord's independent electrical consulting firm, provided, however, if the amount of ERIF determined as aforesaid is different from that determined by

Landlord's electrical consulting firm, then Landlord and Tenant shall make adjustment for any deficiency owed by Tenant or overage paid by Tenant pursuant to the decision of Landlord's electrical consulting firm.

          4.04. Landlord reserves the right to discontinue furnishing electric energy to Tenant at any time upon sixty (60) days' written notice to Tenant, provided Landlord previously or contemporaneously terminates the electrical service to no less than seventy five (75%) percent of the tenants of the Building, and from and after the effective date of such termination, Landlord shall no longer be obligated to furnish Tenant with electric energy, provided, however, that such termination date may be extended for a time reasonably necessary for Tenant to make arrangements to obtain electric service directly from the public utility company servicing the Building. If Landlord exercises such right of termination, this Lease shall remain unaffected thereby and shall continue in full force and effect; and thereafter Tenant shall diligently arrange to obtain electric service directly from the public utility company servicing the Building, and may utilize the then existing electric feeders, risers and wiring serving the demised premises to the extent available and safely capable of being used for such purpose and only to the extent of Tenant's then authorized connected load. Landlord shall be obligated to pay no part of any cost required for Tenant's direct electric service. Notwithstanding the foregoing, in the event such discontinuance is required by any statute, municipal law, regulatory agency or the electric utility then servicing the Building, Tenant shall pay all costs and expenses incurred in connecting to and obtaining electrical service from the electric utility servicing the Building. If the discontinuance, however, shall be due solely to Landlord's decision to discontinue service, Landlord shall pay all reasonable costs necessary to directly connect Tenant to an electric utility servicing the Building. Commencing with the date when Tenant receives such direct service, and as long as Tenant shall continue to receive such service, the fixed annual rent payable under this Lease shall be reduced to $344,250.00 per annum. The foregoing assumes that the fixed annual rent originally set forth in this Lease has not been increased or reduced pursuant to any of the provisions of this Lease other than this Article 4. Should said original fixed annual rent be increased or reduced by any of the provisions of this Lease other than this Article 4, then the amount set forth above shall be increased or reduced by amounts equal to such increases or reductions.

          4.05. Tenant agrees not to connect any additional electrical equipment of any type to the Building electric distribution system, other than lamps, typewriters and other small office machines which consume comparable amounts of electricity, without the Landlord's prior written consent, which consent shall not be unreasonably withheld. Any additional risers, feeders, or other equipment proper or necessary to supply Tenant's electrical requirements, upon written request of Tenant, will be installed by Landlord, at the sole cost and expense of Tenant, if, in Landlord's sole judgment, the same are necessary and will not cause permanent damage or injury to the Building or the demised premises, or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repair or expense or interfere with or disturb other tenants or occupants.

          4.06. In no event shall the fixed annual rent under this Lease be reduced below the amount provided in Section 1.01 hereof by virtue of this
Article 4 except as set forth in Section 4.04 hereof.

                                    ARTICLE 5

                                       USE

          5.01. The demised premises shall be used solely as and for executive and general offices, and for no other purpose.

          5.02. Tenant shall not use or permit the use of the demised premises or any part thereof in any way which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or for any unlawful purposes or in any unlawful manner or in violation of the Certificate of Occupancy for the demised premises or the Building, and Tenant shall not suffer or permit the demised premises or any part thereof to be used in any manner or anything to be done therein or anything to be brought into or kept therein which, in the reasonable judgment of Landlord, shall in any way impair the character, reputation or appearance of the Building as a high quality office building, impair or interfere with any of the Building services or the proper and economic heating, cleaning, air-conditioning or other servicing of the Building or the demised premises, or impair or interfere with the use of any of the other areas of the Building by, or occasion discomfort, inconvenience or annoyance to, any of the other tenants or occupants of the Building. Tenant shall not install any electrical or other equipment of any kind which, in the reasonable judgment of Landlord, might cause any such impairment, interference, discomfort, inconvenience or annoyance.

                                    ARTICLE 6

                          ALTERATIONS AND INSTALLATIONS

          6.01. Tenant shall make no alterations, installations, additions or improvements in or to the demised premises without Landlord's prior written consent which consent as to non-structural interior alterations which do not adversely affect Building systems shall not be unreasonably withheld or delayed and then only by contractors or mechanics first approved by Landlord which approval shall not be unreasonably withheld or delayed provided, however, that in connection with any alterations, installations or additions and improvement which will affect any Building systems, Tenant shall use contractors or mechanics chosen from a list to be supplied by Landlord, said list to contain no less than three (3) firms in each trade("Landlord's Approved List"). All such work, alterations, installations, additions and improvements shall be done at Tenant's sole expense and at such times and in such manner as Landlord may from time to time reasonably designate. Prior to commencement of such work, Tenant shall obtain and deliver to Landlord written, unconditional waivers of mechanic's or other liens on the real property in which the demised premises are located, signed by all architects, engineers, contractors, mechanics and designers to become involved in such work. Tenant shall also provide at Landlord's request such financial security or proof of financial responsibility as Landlord shall reasonably require to guarantee completion of Tenant's work and payment of all contractors and suppliers utilized in connection therewith.

          Any Tenant's work in the demised premises shall be effected solely in accordance with plans and specifications first approved in writing by Landlord provided Tenant need not prepare plans if same are not required to obtain a building permit or are otherwise not required under applicable law. Tenant shall reimburse Landlord promptly upon demand for any actual out-of-pocket costs and expenses incurred by Landlord in connection with Landlord's review of such Tenant's plans and specifications.

          Any such approved alterations and improvements shall be performed in accordance with the foregoing and the following provisions of this Article 6:

          1.   All work shall be done in a good and workmanlike manner.

          2. (a) In the event Tenant shall employ any contractor to do in the demised premises any work permitted by this Lease, such contractor and any subcontractor shall agree to employ only such labor as will not result in jurisdictional disputes or strikes or result in causing disharmony with other workers employed at the Building. Tenant will inform Landlord in writing of the names of any contractor or subcontractor Tenant proposes to use in the demised premises at least ten (10) days prior to the beginning of work by such contractor or subcontractor.

               (b) Tenant covenants and agrees to pay to contractor, as the work progresses, the entire cost of supplying the materials and performing the work shown on Tenant's approved plans and specifications.

          3. All such alterations shall be effected in compliance with all applicable laws, ordinances, rules and regulations of governmental bodies having or asserting jurisdiction in the demised premises and in accordance with Landlord's Rules and Regulations with respect to alterations.

          4. Tenant shall keep the Building and the demised premises free and clear of all liens for any work or material claimed to have been furnished to Tenant or to the demised premises on Tenant's behalf, and all work to be performed by Tenant shall be done in a manner which will not unreasonably interfere with or disturb other tenants or occupants of the Building.

          5. During the progress of the work to be done by Tenant, said work shall be subject to inspection by representatives of Landlord which shall be permitted access and the opportunity to inspect, at all reasonable times, but this provision shall not in any way whatsoever create any obligation on Landlord to conduct such an inspection.

          6. With respect to alteration or improvement work costing more than $5,000, excluding Tenant's Work, Tenant agrees to pay to Landlord or its managing agent, as additional rent, promptly upon being billed therefor, a sum equal to ten (10%) percent of the cost of such work or alteration, for Landlord's indirect costs, field supervision and coordination in connection with such work. The provisions of the foregoing sentence shall not apply to the cost of painting, installation of wall and floor coverings and other similar purely decorative changes.

          7. Prior to commencement of any work, Tenant shall furnish to Landlord certificates evidencing the existence of:

               (i) workmen's compensation insurance covering all persons employed for such work; and

               (ii) reasonable comprehensive general liability and property damage insurance naming Landlord its managing agent, ground lessors, mortgagees and Tenant as additional insureds, with coverage of at least $3,000,000 single limit.

Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the demised premises.

          6.02. Any mechanic's lien, filed against the demised premises or the Building for work claimed to have been done for or materials claimed to have been furnished to Tenant shall be discharged by Tenant at its expense within thirty (30) days after notice to thereof, by payment, filing of the bond required by law or otherwise.

          6.03. All alterations, installations, additions and improvements made and installed by Landlord, if any, shall be the property of Landlord and shall remain upon and be surrendered with the demised premises as a part thereof at the end of the term of this Lease.

          6.04. All alterations, installations, additions and improvements made and installed by Tenant, or at Tenant's expense, upon or in the demised premises which are of a permanent nature and which cannot be removed without damage to the demised premises or Building shall become and be the property of Landlord, and shall remain upon and be surrendered with the demised premises as a part thereof at the end of the term of this Lease, except that Landlord shall have the right and privilege at any time up to six (6) months prior to the expiration of the term of the Lease to serve notice upon Tenant that any of such alterations, installations, additions and improvements of a non-building standard nature such as vaults, stairways, bathrooms and other installations which are unusually difficult or costly to remove, shall be removed and, in the event of service of such notice, Tenant will, at Tenant's own cost and expense, remove the same in accordance with such request, and restore the affected portions of the demised premises to their original condition, ordinary wear and tear and casualty excepted.

          6.05. Where furnished by or at the expense of Tenant all furniture, furnishings and trade fixtures, including without limitation, murals, business machines and equipment, counters, screens, grille work, special panelled doors, cages, partitions, metal railings, closets, panelling, lighting fixtures and equipment, drinking fountains, refrigeration and air-handling equipment, and any other movable property shall remain the property of Tenant which may at its option remove all or any part thereof at any time prior to the expiration of the term of this Lease. In case Tenant shall decide not to remove any part of such property, Tenant shall notify Landlord in writing not less than three (3) months prior to the expiration of the term of this Lease, specifying the items of property which it has decided not to remove. If, within thirty (30) days after the service of such notice, Landlord shall request Tenant to remove any of the said property, Tenant shall at its expense remove the same in accordance with such request. As to such property which Landlord does not request Tenant to remove, the same shall be, if left by Tenant, deemed abandoned by Tenant and thereupon the same shall become the property of Landlord.

          6.06. If any alterations, installations, additions, improvements or other property which Tenant shall have the right to remove or be requested by Landlord to remove as provided in Sections 6.04 and 6.05 hereof (herein in this Section 6.06 called the "property") are not removed on or prior to the expiration of the term of this Lease, Landlord shall have the right to remove the property and to dispose of the same without accountability to Tenant and at the sole cost and expense of Tenant. In case of any damage to the demised premises or the Building resulting from the removal of the property Tenant shall repair such damage or, in default thereof, shall reimburse Landlord for Landlord's cost in repairing such damage. This obligation shall survive any termination of this Lease.

          6.07. Tenant shall keep records of Tenant's alterations, installations, additions and improvements costing in excess of $5,000 and of the cost thereof. Tenant shall, within forty-five (45) days after demand by Landlord, furnish to Landlord copies of such records and cost if Landlord shall require same in connection with any proceeding to reduce the assessed valuation of the Building, or in connection with any proceeding instituted pursuant to
Article 14 hereof or for any other reason or purpose.

          6.08. In the event that any asbestos or asbestos-containing materials shall be discovered in the demised premises in connection with the performance by Tenant of any alterations in accordance with the provisions of this Lease, which asbestos or asbestos-containing materials are required by applicable Legal Requirements to be removed or encapsulated in connection with such alterations, then provided that such asbestos or asbestos-containing materials shall not have been introduced into the demised premises by Tenant or its agents, contractors or employees, Landlord shall, and Landlord's sole liability to Tenant shall be to, remove or encapsulate the same in accordance with applicable Legal Requirements, at Landlord's sole cost and expense. In no event shall the foregoing be deemed to obligate Landlord to remove or otherwise dispose of or abate vinyl asbestos tile, if any, in the demised premises.

                                    ARTICLE 7

                                     REPAIRS

            7.01. (a)   Tenant shall take good care of the demised premises and
the fixtures and appurtenances therein and at its sole cost and expense make all repairs thereto as and when needed to preserve the same in good working order and condition. With respect to the Building systems serving the demised premises Tenant shall be responsible for (i) repair and maintenance of Tenant's internal air-distribution system to the point at which the same connects to the main distribution duct for the demised premises, (ii) repair and maintenance of the internal electrical system to the panel box serving the demised premises, and
(iii) repair and maintenance of all plumbing fixtures and lines in and serving the demised premises to the point at which the same join the main vertical risers of the Building. All such repairs and maintenance with respect to such Building system shall be performed by Tenant at Tenants cost and expense, by contractors and mechanics listed on Landlord's Approved List. Except as otherwise provided in Section 9.05 hereof, all damage or injury to the demised premises and to its fixtures, appurtenances and equipment shall be repaired, restored or replaced promptly by Tenant at its sole cost and expense, which repairs, restorations and replacements shall be in quality and class equal to the original work or installations. All damage or injury to the Building or to its fixtures, appurtenances and equipment caused by Tenant moving property in or out of the Building or by installation or removal of furniture, fixtures or other property, or in any other manner caused by Tenant, its agents, servants or contractors, shall be repaired, replaced or restored by Landlord at Tenant's cost and expense and such expense shall be collectible as additional rent and shall be paid by Tenant within fifteen (15) days after rendition of a bill therefor. Notwithstanding anything to foregoing contained here, if Tenant fails to make the repairs, restoration or replacements required under this Section
7.01 within twenty (20) days after notice thereof, same may be made by Landlord at the expense of Tenant and such expense shall be collectible as additional rent and shall be paid by Tenant within 15 days after rendition of a bill therefor.

            The exterior walls of the Building, the portions of any window sills outside the windows, and the windows are not part of the premises demised by this Lease and Landlord reserves all rights to such parts of the Building.

            7.01. (b)   Landlord shall, at its sole cost and expense (except as
otherwise set forth herein), maintain and repair the structural portions of both the Building and the demised premises and the portion of the Building systems serving the demised premises for which Tenant is not responsible pursuant to Paragraph (a) hereof and the common areas to the extent that same affect Tenant's use and occupancy of, or access to, the demised premises. Tenant shall promptly notify Landlord of all repairs required to be made within the demised premises for which Landlord is responsible hereunder and Landlord shall perform same at its sole cost and expense provided, however, if the necessity for any of such repairs which are Landlord's obligation to perform shall have been occasioned by any action, omission to act or negligence of Tenant or Tenant's agents, employees or contractors, then Landlord shall make or cause to be made all such repairs at Tenant's sole cost and expense, and Tenant shall pay to Landlord as additional rent within ten (10) days of Landlord's demand therefor, an amount equal to Landlord's cost thereof.

            7.02. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which such floor was designed to carry and which is allowed by law. If Tenant shall desire a floor load in excess of that which the affected floors are designed to carry, Landlord agrees (provided Landlord's architects, in their reasonable discretion, find that the work necessary to increase such floor load does not adversely affect the structure of the Building, and further provided that such work will not interfere with the amount or availability of any space adjoining alongside, above or below the demised premises, or interfere with the occupancy of other tenants in the Building), to strengthen and reinforce the same so as to give the live load desired, provided Tenant shall submit to Landlord the plans showing the locations of and the desired floor live load for the areas in question and provided further that Tenant shall agree to pay for or reimburse Landlord on demand for the cost of such strengthening and reinforcement as well as any other reasonable out-of-pocket costs to and expenses of Landlord occasioned by or resulting from such strengthening or reinforcement.

            7.03. Business machines and mechanical equipment used by Tenant which cause vibration, noise, cold or heat that may be transmitted to the Building structure or to any leased space to such a degree as to be objectionable to Landlord or to any other tenant in the Building shall be placed and maintained by Tenant at its expense in settings of cork, rubber or spring type vibration eliminators sufficient to absorb and prevent such vibration or noise, or prevent transmission of such cold or heat. The parties hereto recognize that the operation of elevators, air-conditioning and heating equipment will cause some vibration, noise, heat or cold which may be transmitted to other parts of the Building and demised premises. Landlord shall be under no obligation to endeavor to reduce such vibration, noise, heat or cold.

            7.04. Except as otherwise specifically provided in this Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from the making of any repairs, alterations, additions or improvements in or to any portion of the Building or the demised premises or in or to fixtures, appurtenances or equipment thereof. In performing such repairs

Landlord shall make a reasonable effort to minimize any inconvenience to Tenant but nothing herein shall be deemed to obligate Landlord to perform same on an overtime or premium basis.

                                    ARTICLE 8

                               REQUIREMENTS OF LAW

            8.01. Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Landlord or Tenant with respect to the demised premises, whether or not arising out of Tenant's use or manner of use thereof (including Tenant's permitted use) or, with respect to the Building if arising out of Tenant's use or manner or use of the demised premises or the Building (including the use permitted under the Lease). Nothing herein shall require Tenant to make structural repairs or alterations or repairs or alterations to Building systems (unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto).

            8.02. Notwithstanding the provisions of Section 8.01 hereof, Tenant, at its own cost and expense, may contest, in any manner permitted by law (including appeals to a court, or governmental department or authority having jurisdiction in the matter), the validity or the enforcement of any governmental act, regulation or directive with which Tenant is required to comply pursuant to this Lease, and may defer compliance therewith provided that:

                  (a) such noncompliance shall not subject Landlord to criminal prosecution or subject the Land and/or Building to lien or sale;

                  (b) such noncompliance shall not be in violation of any fee mortgage, or of any ground or underlying lease or any mortgage thereon;

                  (c) Tenant shall first deliver to Landlord a surety bond issued by a surety company of recognized responsibility, or other security reasonably satisfactory to Landlord, indemnifying and protecting Landlord against any loss or injury by reason of such noncompliance; and

                  (d) Tenant shall promptly and diligently prosecute such contest.

            Landlord, without expense or liability to it, shall cooperate with Tenant and execute any documents or pleadings required for such purpose, provided that Landlord shall reasonably be satisfied that the facts set forth in any such documents or pleadings are accurate.

            8.03. Landlord shall be responsible for compliance with Local Law 58 and the Americans With Disabilities Act of 1990 (collectively, the "Acts") with respect to the bathrooms on the twenty seventh (27th) floor, provided, however, if compliance with the Acts is required as a result of Tenant's alterations or improvements to the demised premises, Tenant, at its sole cost and expense, shall perform all work necessary to comply with the Acts.

                                    ARTICLE 9

                    INSURANCE, LOSS, REIMBURSEMENT, LIABILITY

            9.01. Tenant shall not do or permit to be done any act or thing upon the demised premises, which will invalidate or be in conflict with New York standard fire insurance policies covering the Building, and fixtures and property therein, or which would increase the rate of fire insurance applicable to the Building to an amount higher than it otherwise would be; and Tenant shall neither do nor permit to be done at the demised premises any use or activity which shall or might reasonably be expected to subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on within the demised premises; but nothing in this Section 9.01 shall prevent Tenant's use of the demised premises for the purposes stated in Article 5 hereof.

            9.02. If, as a result of any act or omission by Tenant or violation of this Lease, the rate of fire insurance applicable to the Building shall be increased to an amount higher that it otherwise would be, then in addition to any other remedies which Landlord has hereunder for any such violations of the terms of this Lease, Tenant shall reimburse Landlord for all increases of Landlord's fire insurance premiums so caused; such reimbursement to be additional rent payable upon the first day of the month following any outlay by Landlord for such increased fire insurance premiums. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "makeup" of rates for the Building or demised premises issued by the body making fire insurance rates for the demised premises, shall be presumptive evidence of the facts therein stated and of the several items and charges in the fire insurance rate then applicable to the demised premises.

            9.03. Landlord or its agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Building, or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature, unless any of the foregoing shall be caused by or due to the negligence of Landlord, its agents, servants or employees.

            9.04. Landlord or its agents shall not be liable for any damage which Tenant may sustain, if at any time any window of the demised premises is broken or temporarily or permanently (restricted to windows on a lot line, if permanently) closed, darkened or bricked up for any reason whatsoever, except only Landlord's arbitrary acts if the result is permanent, and Tenant shall not be entitled to any compensation therefor or abatement of rent or to any release from any of Tenant's obligations under this Lease, nor shall the same constitute an eviction. Tenant agrees that Landlord shall be permitted at any time to install film on the inside of the windows of the Building to reduce the usage of energy in the Building. Tenant consents to such installation and agrees that in the event Landlord shall exercise its option to install such film Landlord shall have no liability with respect to any closing or darkening of the windows of the demised premises in connection therewith.

            9.05. Tenant shall reimburse Landlord for all expenses, damages or fines incurred or suffered by Landlord, by reason of any breach, violation or nonperformance by Tenant, or its agents, servants or employees, of any covenant or provision of this Lease, or by reason of damage to persons or property caused by moving property of or for Tenant in or out of the Building, or by the installation or removal of furniture or other property of or for Tenant or by reason of or arising out of the carelessness, negligence or improper conduct of Tenant, or its agents, servants or employees, in the use or occupancy of the demised premises. Subject to the provisions of Section 8.02 hereof, where applicable, Tenant shall have the right, at Tenant's own cost and expense, to participate in the defense of any action or proceeding brought against Landlord, and in negotiations for settlement thereof if, pursuant to this Section 9.05, Tenant would be obligated to reimburse Landlord for expenses, damages or fines incurred or suffered by Landlord.

            9.06. Tenant shall give Landlord notice in case of fire or accidents in the demised premises promptly after Tenant is aware of such event.

            9.07. Tenant agrees to look solely to Landlord's estate and interest in the Land and Building, or the lease of the Building, or of the Land and Building, and the demised premises, for the satisfaction of any right or remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord, in the event of any liability by Landlord, and no other property or assets of Landlord and no property of any partner, shareholder or principal of Landlord shall be subject to levy, execution, attachment, or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or Tenant's use and occupancy of the demised premises, or any other liability of Landlord to Tenant.

            9.08. (a)   Landlord agrees that, if obtainable, it will include in
its fire insurance policies appropriate clauses pursuant to which the insurance companies (i) waive all right of subrogation against Tenant with respect to losses payable under such policies and/or (ii) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies. But should any additional premiums be exacted for any such clause or clauses, Landlord shall be released from the obligation hereby imposed unless Tenant shall agree to pay such additional premium.

                  (b) Tenant agrees to include, if obtainable, in its fire insurance policy or policies on its furniture, furnishings, fixtures and other property removable by Tenant under the provisions of this Lease appropriate clauses pursuant to which the insurance company or companies (i) waive the right of subrogation against Landlord and any tenant of space in the Building with respect to losses payable under such policy or policies and/or (ii) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies. But should any additional premium be exacted for any such clause or clauses, Tenant shall be released from the obligation hereby imposed unless Landlord or the other tenants shall agree to pay such additional premium.

                  (c) Provided that Landlord's right of full recovery under its policy or policies aforesaid is not adversely affected or prejudiced thereby, Landlord hereby waives any and all right of recovery which it might otherwise have against Tenant, its servants, agents and employees, for loss or damage occurring to the Building and the fixtures, appurtenances and equipment therein, to the extent the same is covered by Landlord's insurance, notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees. Provided that Tenant's right of full recovery under its aforesaid policy or policies is not adversely affected or prejudiced thereby, Tenant hereby waives any and all right of full recovery which it might otherwise have against Landlord, its servants, agents and employees, and against every other tenant in the Building who shall have executed a similar waiver as set forth in this Section 9.08(c) for loss or damage to, Tenant's furniture, furnishings, fixtures and other property removable by Tenant under the provisions hereof to the extent that the same is covered by Tenant's insurance, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees, or such other tenant and the servants, agents or employees thereof.

                  (d) Landlord and Tenant hereby agree to advise the other promptly if the clauses to be included in their respective insurance policies pursuant to subdivisions 9.08(a) and (b) hereof cannot be obtained. Landlord and Tenant hereby also agree to notify the other promptly of any cancellation or change of the terms of any such policy which would affect such clauses.

            9.09. Tenant covenants and agrees to provide on or before the Commencement Date and to keep in force during the term hereof for the benefit of Landlord and Tenant a comprehensive general liability insurance policy protecting Landlord and Tenant against any liability contained in the standard extended coverage policy, occasioned by any occurrence on or about the demised premises or any appurtenances thereto. Such policy is to be written by good and solvent insurance companies reasonably satisfactory to Landlord, and shall be in such limits as Landlord may reasonably require and as of the date of this Lease Landlord reasonably requires limits of liability thereunder of not less than the amount of Three Million ($3,000,000) Dollars single limit for bodily or personal injury (including death) and in the amount of Three Hundred Thousand ($300,000) Dollars in respect of property damage. Such insurance may be carried under a blanket policy covering the demised premises and other locations of Tenant, if any. Prior to the time such insurance is first required to be carried by Tenant and thereafter, at least fifteen (15) days prior to the effective date of any such policy, Tenant agrees to deliver to Landlord either a duplicate original of the aforesaid policy or a certificate evidencing such insurance. Said policy or certificate, as the case may be, shall contain an endorsement that such insurance may not be cancelled except upon ten (10) days' notice to Landlord. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder entitling Landlord to exercise any or all of the remedies provided in this Lease in the event of Tenant's default.

                                   ARTICLE 10

                          DAMAGE BY FIRE OR OTHER CAUSE

            10.01. If the Building or the demised premises shall be partially or totally damaged or destroyed by fire or other cause, then whether or not the damage or destruction shall have resulted from the fault or neglect of Tenant, or its employees, agents, or visitors (and if this Lease shall not have been terminated as in this Article 10 hereinafter provided), Landlord shall repair the damage and restore and rebuild the Building and/or the demised premises, at its expense (without limiting the rights of Landlord under any other provisions of this Lease), with reasonable dispatch after notice to it of the damage or destruction; provided, however, that Landlord shall not be required to repair or replace any of Tenant's property.

            10.02. If the Building or the demised premises shall be partially damaged or partially destroyed by fire or other cause, then unless such fire or damage shall have resulted from the negligence of Tenant, the rents payable hereunder shall be abated to the extent that the demised premises shall have been rendered untenantable for the period from the date of such damage or destruction to the date the damage shall be repaired or restored.

            If the demised premises or a major part thereof shall be totally (which shall be deemed to include substantially totally) damaged or destroyed or rendered completely (which shall be deemed to include substantially completely) untenantable on account of fire or other cause, the rents shall abate as of the date of the damage or destruction and until Landlord shall repair, restore and rebuild the Building and the demised premises, provided, however, that should Tenant reoccupy a portion of the demised premises during the period the restoration work is taking place and prior to the date that the same are made completely tenantable, rents allocable to such portion shall be payable by Tenant from the date of such occupancy.

            10.03. If the Building or the demised premises shall be totally damaged or destroyed by fire or other cause, or if the Building shall be so damaged or destroyed by fire or other cause (whether or not the demised premises are damaged or destroyed) as to require a reasonably estimated expenditure of more than forty (40%) per cent of the full insurable value of the Building immediately prior to the casualty, then in either such case Landlord may terminate this Lease by giving Tenant notice to such effect within one hundred eighty (180) days after the date of the casualty. If the demised premises or any part thereof shall be damaged by fire or other casualty as set forth in Article 10, and Landlord is required to or elects to repair and restore the demised premises, Landlord shall, within 60 days after such damage or destruction, provide Tenant with a written notice of the estimated date on which the restoration of the demised premises shall be substantially completed. If such estimated date is more than twelve (12) months after the date of such damage or destruction, Tenant may terminate this Lease by notice to Landlord, which notice shall be given within twenty (20) days after the date Landlord provides the notice required by the preceding sentence, and such termination shall be effective upon the giving of Tenant's notice. Failure by Tenant to provide such notice within such twenty (20) day period shall be deemed an election by Tenant not to terminate this Lease. If Tenant elects not to terminate this Lease or is deemed to have so elected, and if Landlord has not substantially completed the required repairs and restored the demised premises within the period originally estimated by Landlord or within such period thereafter (not to exceed 3 months) as shall equal the aggregate period Landlord may have been delayed in doing so by adjustment of insurance, labor trouble, governmental controls, act of god, or any other cause beyond Landlord's reasonable control, then Tenant shall have the further right to elect to terminate this Lease upon written notice to Landlord and such election shall be effective upon the expiration of thirty (30) days after the date of such notice, unless Landlord substantially completes such restoration within such thirty (30) day period.

            10.04. No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the demised premises or of the Building pursuant to this Article 10.

            10.05. Notwithstanding any of the foregoing provisions of this
Article 10, if Landlord or the lessor of any superior lease or the holder of any superior mortgage shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the demised premises or the Building by fire or other cause, by reason of some action or inaction on the part of Tenant or any of its employees, agents or contractors, then, without prejudice to any other remedies which may be available against Tenant, there shall be no abatement of Tenant's rents, but the total amount of such rents not abated (which would otherwise have been abated) shall not exceed the amount of uncollected insurance proceeds.

            10.06. Landlord will not carry separate insurance of any kind on Tenant's property, and, except as provided by law or by reason of its breach of any of its obligations hereunder, shall not be obligated to repair any damage thereto or replace the same. Tenant shall maintain insurance on Tenant's property, and Landlord shall not be obligated to repair any damage thereto or replace the same.

            10.07. The provisions of this Article 10 shall be considered an express agreement governing any cause of damage or destruction of the demised premises by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.

                                   ARTICLE 11

                    ASSIGNMENT, MORTGAGING, SUBLETTING, ETC.

            11.01. Tenant shall not (a) assign or otherwise transfer this Lease or the term and estate hereby granted, (b) sublet the demised premises or any part thereof or allow the same to be used or occupied by others or in violation of Article 5, (c) mortgage, pledge or encumber this Lease or the demised premises or any part thereof in any manner by reason of any act or omission on the part of Tenant, without, in each instance, obtaining the prior consent of Landlord, except as otherwise expressly provided in this Article 11. For purposes of this Article 11, (i) the transfer of a majority of the issued and outstanding capital stock of any corporate tenant, or of a corporate subtenant, or the transfer of a majority of the total interest in any partnership tenant or subtenant, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease, or of such sublease, as the case may be, except that the transfer of the outstanding capital stock of any corporate tenant, or subtenant, shall be deemed not to include the sale of such stock by persons or parties, through the "over-the-counter market" or through any recognized stock exchange, or in connection with an initial public offering conducted in accordance with the provisions of the Securities and Exchange Act of 1933 other than those deemed "insiders" within the meaning of the Securities Exchange Act of 1934 as amended,
(ii) any person or legal representative of Tenant, to whom Tenant's interest under this Lease passes by operation of law, or otherwise, shall be bound by the provisions of this Article 11, and (iii) a modification, amendment or extension of a sublease shall be deemed a sublease.

            11.02. The provisions of Section 11.01 above shall not apply to an assignment of this Lease to any corporation into or with which Tenant is merged or consolidated or to any corporation which shall be an affiliate, subsidiary, parent or successor of Tenant, provided and on condition that (i) such transaction is for a bona fide business purpose and not, either directly or indirectly, principally for the purpose of transferring the leasehold created hereby, and (ii) the successor to the Tenant or transferee has a net worth immediately following such transfer of not less than the greater of (x) the net worth of Tenant as of the Commencement Date, or (y) the net worth of Tenant immediately preceding such transfer, and proof thereof, reasonably satisfactory to Landlord, shall have been delivered to Landlord at least ten (10) days prior to the effective date of such transfer.

      For the purpose of this subparagraph (b), a "subsidiary" or "affiliate" or "successor" of Tenant shall mean the following:

                  (i) An "affiliate" shall mean any corporation which, directly or indirectly, controls or is controlled by or is under common control with Tenant. For this purpose, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities or by contract or otherwise.

                  (ii) A "subsidiary" shall mean any corporation not less than
            50% of whose outstanding stock shall, at the time, be owned directly or indirectly by Tenant. Any cessation of the affiliate or subsidiary relationship between Tenant and the entity in question shall constitute an assignment or subletting, as the case may be, which shall be subject to all of the terms, provisions and conditions of this Article.

                  (iii) A "successor" of Tenant shall mean (x) a corporation in which or with which Tenant, its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions for merger or consolidation of corporations, provided that by operation of law or by effective provisions contained in the instruments of merger or consolidation, the liabilities of the corporations participating in such merger or consolidation are assumed by the corporation surviving such merger or created by such consolidation, or (y) a transferee of not less than 80% of the issued and outstanding stock of Tenant, or (z) or the transfer of all or substantially all of the assets of Tenant.

            11.03. Any assignment or transfer, whether made with Landlord's consent as required by Section 11.01 hereof or without Landlord's consent pursuant to Section 11.02 hereof, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord a recordable agreement, in form and substance reasonably satisfactory to Landlord, whereby the assignee shall assume the obligations and performance of this Lease and agree to be bound by and upon all of the covenants, agreements, terms, provisions and conditions hereof on the part of Tenant to be performed or observed from and after the effective date of such assignment and whereby the assignee shall agree that the provisions of this Article 11 hereof shall, notwithstanding such an assignment or transfer, continue to be binding upon it in the future. Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of fixed annual rent by Landlord from an assignee or transferee or any other party, Tenant shall remain fully and primarily liable for the payment of the fixed annual rent due and to become due under this Lease and for the performance of all of the covenants, agreements, terms, provisions and conditions of this Lease on the part of Tenant to be performed or observed.

            11.04. The liability of Tenant for the due performance by Tenant of the obligations on its part to be performed under this Lease, shall not be discharged, released or impaired in any respect by an agreement or stipulation made by Landlord or any grantee or assignee of Landlord, by way of mortgage, or otherwise, extending the time of or modifying any of the obligations contained in this Lease, or by any waiver or failure of Landlord to enforce any of the obligations on Tenant's part to be performed under this Lease, and Tenant shall continue liable hereunder. If any such agreement or modification operates to increase the obligations of a tenant under this Lease, the liability under this Section 11.04 of the tenant named in the Lease or any of its successors in interest, (unless such party shall have expressly consented in writing to such agreement or modification) shall continue to be no greater than if such agreement or modification had not been made. To charge Tenant named in this Lease and its successors in interest, no demand or notice of any default shall be required; Tenant and each of its successors in interest hereby expressly waives any such demand or notice.

           11.05. Landlord shall not unreasonably withhold or delay its consent to an assignment of this Lease or a subletting of the whole or a part of the demised premises for substantially the remainder of the term of this Lease, provided:

                  (a) Tenant shall furnish Landlord with the name and business address of the proposed subtenant or assignee, information with respect to the nature and character of the proposed subtenant's or assignee's business, or activities, such references and current financial information with respect to net worth, credit and financial responsibility as are reasonably satisfactory to Landlord, and the documentation required in Section 11.06 (a) and (b) herein, as the case may be;

                  (b) The proposed subtenant or assignee is a reputable party whose financial net worth, credit and financial responsibility is, considering the responsibilities involved, reasonably satisfactory to Landlord;

                  (c) The nature and character of the proposed subtenant or assignee, its business or activities and intended use of the demised premises is, in Landlord's reasonable judgment, in keeping with the standards of the Building and the floor or floors on which the demised premises are located;

                  (d) The proposed subtenant or assignee is not then an occupant of any part of the Building or a party who dealt with Landlord or Landlord's agent (directly or through a broker) with respect to space in the Building during the 6 months immediately preceding Tenant's request for Landlord's consent;

                  (e) All costs incurred with respect to providing reasonably appropriate means of ingress and egress from the sublet space or to separate the sublet space from the remainder of the demised premises shall, subject to the provisions of Article 6 with respect to alterations, installations, additions or improvements, be borne by Tenant;

                  (f) Each sublease shall specifically state that (i) it is subject to all the terms, covenants, agreements, provisions, and conditions of this Lease, (ii) the subtenant or assignee, as the case may be, will not have the right to a further assignment thereof or sublease or assignment thereunder, or to allow the demised premises to be used by others, without the consent of Landlord in each instance;

                  (g) Tenant shall together with requesting Landlord's consent hereunder, have paid Landlord any actual reasonable out-of-pocket attorney's fees incurred by Landlord to review the proposed assignment or subletting including attorneys fees incurred by Landlord;

                  (h)   Tenant shall have complied with the provisions in
Section 11.06 and Landlord shall not have made any of the elections provided for in Section 11.06;

                  (i) The proposed subtenant or assignee is not (i) a bank trust company, safe deposit business, savings and loan association or loan company; (ii) an employment or recruitment agency; (iii) a school, college, university or educational institution whether or not for profit; (iv) a government or any subdivision or agency thereof;

                  (j) In the case of a subletting of a portion of the demised premises, the portion so sublet shall be regular in shape and suitable for normal renting purposes;

                  (k) Tenant shall have granted to Landlord or Landlord's agent the exclusive right to sublease the demised premises or such portion thereof as Tenant proposes to sublet, or to assign this Lease as the case may be; provided, however, if at the time of the proposed sublet or assignment there are any other full floor spaces available for rent between and including the twenty-seventh (27th) and thirty-eighth (38th) floors of the Building, the provisions of this section 11.05(k) shall not apply; and

                  (l) The proposed assignment shall be for a consideration or the proposed subletting shall be at a rental rate not less than eighty five percent (85%) of the rental rates then being charged under leases being entered into by Landlord for comparable space in the Building and for a comparable term and in no event shall Tenant advertise or list with brokers at such lower rental rate.

           11.06. (a)   Should Tenant agree to assign this Lease, other than by
an assignment contemplated by Section 11.02, Tenant shall deliver to Landlord
(i) a "term sheet" setting forth the terms of the proposed assignment and (ii) a letter signed by the proposed assignee confirming that the provisions of the "term sheet" represent a bona fide offer on the part of the proposed assignee to enter into an assignment, not less than sixty (60) days prior to the effective date of the contemplated assignment and Landlord shall than have the right to elect, by notifying Tenant within thirty (30) days of such delivery, to (i) terminate this Lease, as of such effective date as if it were the Expiration Date set forth in this Lease or (ii) accept an assignment of this Lease from Tenant, and Tenant shall then promptly execute and deliver to Landlord, or Landlord's designee if so elected by Landlord, in form reasonably satisfactory to Landlord's counsel, an assignment which shall be effective as of such effective date.

                  (b) Should Tenant agree to sublet the demised premises or any portion thereof, other than by a sublease contemplated by Section 11.02, Tenant shall deliver to Landlord (i) a "term sheet" setting forth the terms of the proposed subletting and (ii) a letter signed by the proposed subtenant confirming that the provisions of the "term sheet" represent a bona fide offer on the part of the proposed subtenant to enter into a sublease, not less than sixty (60) days prior to the effective date of the contemplated sublease, and Landlord shall then have the right to elect, by notifying Tenant within thirty
(30) days of such delivery, to (i) terminate this Lease as to the portion of the demised premises affected by such subletting or as to the entire demised premises in the case of a subletting thereof, as of such effective date, (ii) in the case of a proposed subletting of the entire demised premises accept an assignment of this Lease from Tenant, and Tenant shall then promptly execute and deliver to Landlord, or Landlord's designee if so elected by Landlord, in form reasonably satisfactory to Landlord's counsel, an assignment which shall be effective as of such effective date, (iii) accept a sublease from Tenant of the portion of the demised premises affected by such proposed subletting or the entire demised premises in the case of a proposed subletting thereof, and Tenant shall then promptly execute and deliver a sublease to Landlord, or Landlord's designee if so elected by Landlord, for the remainder of the demised term less one day, commencing with such effective date, at (x) the rental terms reflected in the proposed sublease or (y) the rental terms contained in this Lease on a per rentable square foot basis, as elected by Landlord in such notice.

                  (c) If Landlord should elect to have Tenant execute and deliver a sublease pursuant to any of the provisions of this Section 11.06, said sublease shall be in a form reasonably satisfactory to Landlord's counsel and on all the terms contained in this Lease, except that:

                        (i) The rental terms, if elected by Landlord, may be
                  either as provided in item (x) or item (y) of subsection 11.06(b) hereof.

                        (ii) The sublease shall not provide for any work to be
                  done for the subtenant or for any initial rent concessions or contain provisions inapplicable to a sublease, except that in the case of a subletting of a portion of the demised premises Tenant shall reimburse subtenant for the cost of erecting such demising walls as are necessary to separate the subleased premises from the remainder of the demised premises and to provide access thereto,

                        (iii) The subtenant thereunder shall have the right to
                  underlet the subleased premises, in whole or in part, without Tenant's consent,

                        (iv) The subtenant thereunder shall have the right to
                  make, or cause to be made, any changes, alterations, decorations, additions and improvements that subtenant may desire or authorize provided, however, that Tenant shall not be responsible for the removal thereof or any restoration which would otherwise be required as a result thereof under
                  Article 6,

                        (v) Such sublease shall expressly negate any intention
                  that any estate created by or under such sublease be merged with any other estate held by either of the parties thereto,

                        (vi) Any consent required of Tenant, as lessor under
                  that sublease, shall be deemed granted if consent with respect thereto is granted by Landlord,

                        (vii) There shall be no limitation as to the use of the
                  sublet premises by the subtenant thereunder,

                        (viii) Any failure of the subtenant thereunder to comply
                  with the provisions of said sublease, other than with respect to the payment of rent to Tenant, shall not constitute a default thereunder or hereunder if Landlord has consented to such noncompliance, and

                        (ix) Such sublease shall provide that Tenant's
                  obligations with respect to vacating the demised premises and removing any changes, alterations, decorations, additions or improvements made in the subleased premises shall be limited to those which accrued and related to such as were made prior to the effective date of the sublease.

                  (d) If pursuant to the exercise of any of Landlord's options pursuant to Section 11.06 hereof this Lease is terminated as to only a portion of the demised premises, then the fixed annual rent payable hereunder and the additional rent payable pursuant to Article 3 and 4 hereof shall be adjusted in proportion to the portion of the demised premises affected by such termination.

                  (e) If Landlord shall give its consent to any assignment of this Lease or to any sublease, Tenant shall in consideration therefor, pay to Landlord, as additional rent:

                        (i) in the case of an assignment, an amount equal to
                  fifty (50%) percent of the sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale of any of the foregoing other than leasehold improvements, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns); and

                        (ii) in the case of a sublease, fifty (50%) percent of
                  the rents, additional charge or other consideration payable under the sublease to Tenant by the subtenant which is in excess of the fixed annual rent and additional rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of the sale of any of the foregoing other than leasehold improvements, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns).

The sums payable under this subsection 11.06(e) shall be paid to Landlord as and when paid by the subtenant to Tenant. In calculating the amounts due Landlord, Tenant shall be allowed to deduct Tenants Costs with respect to the assignment or sublease in question. As used herein, the term "Tenant's Costs" shall mean:

      (x) the reasonable brokerage commissions, legal expenses and advertising expenses incurred by Tenant to third parties in connection with the subletting or assignment in question; and

      (y) the actual out-of-pocket cost to Tenant of performing commercially reasonable alterations to the demised premises to prepare same for occupancy by the subtenant or assignee in question, the foregoing costs and/or allowances to be amortized ratably over the term of the sublease in question.

      Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord of Tenant's Costs within thirty (30) days after the effective date of the assignment of this Lease or commencement date of the sublease to which same apply.

            11.07. Landlord's consent to any sublease or assignment shall not be deemed or construed to modify, amend or affect the terms and provisions of this Lease, or Tenant's obligations hereunder, which shall continue to apply to the occupants thereof, as if the sublease or assignment had not been made. Notwithstanding any assignment or sublease, Tenant shall remain fully liable for the payment of fixed annual rent and additional rents and for the other obligations of this Lease on the part of Tenant to be performed or observed. In the event that Tenant defaults in the payment of any rent, Landlord is authorized to collect any rents due or accruing from any assignee, subtenant or other occupant of the demised premises and to apply the net amounts collected to the fixed annual rent and additional rent reserved herein, and the receipt of any such amounts by Landlord from an assignee or subtenant, or other occupant of any part of the demised premises, shall not be deemed or construed as releasing Tenant from Tenant's obligations hereunder or the acceptance of that party as a direct tenant.

            11.08. Notwithstanding anything to the contrary contained herein, Tenant shall not be obligated to make the offer described in Section 11.06 hereof, and Tenant shall not be required to obtain Landlord's consent to the use of desk space in the demised premises by entities or individuals with whom Tenant has a continuing business relationship provided, however, that Tenant shall not (subject to the method of calculation provided below) permit the use of desk space involving more in the aggregate than twenty (20%) percent of the area of the demised premises. Permission to such persons to use the demised premises shall not create a tenancy or any other interest in the demised premises except a license revocable by Tenant at will which shall cease and expire in any event automatically without notice upon the expiration or termination of the letting under the Lease, and all acts, omissions and operations of such persons and/or their employees shall be deemed acts, omissions and operations of Tenant. Use of the demised premises pursuant hereto shall not be deemed to entitle any such occupant to the rights or privileges which Landlord has or may hereafter accord to lessees of space in the Building. For purposes of determining compliance with the foregoing limitation on the square foot area of the demised premises allocable to desk space, there shall be included (i.e., added) to the space devoted specifically to such purposes, an allocable share of reception, secretarial, file and other common areas comprising part of the demised premises. Any such desk space shall remain at all times a part of and shall not be separately demised or separated from the balance of the demised premises, and the occupants thereof shall at all times gain access to their space through reception and corridor areas shared with Tenant.

                                   ARTICLE 12

                            CERTIFICATE OF OCCUPANCY

            12.01. Tenant will not at any time use or occupy the demised premises in violation of the Certificate of Occupancy issued for the Building.


                                   ARTICLE 13

                           ADJACENT EXCAVATION SHORING

            13.01. If an excavation or other substructure work shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purposes of doing such work as shall be necessary to preserve the wall of or the Building of which the demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent.


                                   ARTICLE 14

                                  CONDEMNATION

            14.01. In the event that the whole of the demised premises shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title. In the event that only a part of the demised premises shall be so condemned or taken, then, effective as of the date of vesting of title, the fixed annual rent under Article 1 hereunder and additional rents under Articles 3 and 4 hereunder shall be abated in an amount thereof apportioned according to the area of the demised premises so condemned or taken. In the event that a material part of the Building shall be so condemned or taken, then (a) Landlord (whether or not the demised premises be affected) may, at Landlord's option, terminate this Lease and the term and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such termination within sixty (60) days following the date on which Landlord shall have received notice of vesting of title, or (b) if such condemnation or taking shall be of a substantial part of the demised premises or of a substantial part of the means of access thereto, Tenant may, at Tenant's option, by delivery of notice in writing to Landlord within thirty (30) days following the date on which Tenant shall have received notice of vesting of title, terminate this Lease and the term and estate hereby granted as of the date of vesting of title, or (c) if neither Landlord nor Tenant elects to terminate this Lease, as aforesaid, this Lease shall be and remain unaffected by such condemnation or taking, except that the fixed annual rent payable under
Article 1 and additional rents payable under Articles 3 and 4 hereof shall be abated to the extent hereinbefore provided in this Article 14. In the event that only a part of the demised premises shall be so condemned or taken and this Lease and the term and estate hereby granted with respect to the remaining portion of the demised premises are not terminated as hereinbefore provided, Landlord will, with reasonable diligence and at its expense, restore the remaining portion of the demised premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking and to the extent reasonably practicable, make the demised premises a single architectural unit.

            14.02. In the event of its termination in any of the cases hereinbefore provided, this Lease and the term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the Expiration Date, and the fixed annual rent and additional rents payable hereunder shall be apportioned as of such date.

            14.03. In the event of any condemnation or taking hereinbefore mentioned of all or a part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award. Tenant may make a claim for Tenant's relocation costs and the unamortized cost of any Tenant property taken thereby, provided that such claim shall not reduce or adversely affect Landlord's award.

            14.04. It is expressly understood and agreed that the provisions of this Article 14 shall not be applicable to any condemnation or taking for governmental occupancy for a limited period.

            14.05. In the event of any taking of less than the whole of the Building which does not result in a termination of this Lease, or in the event of a taking for a temporary use or occupancy of all or any part of the demised premises which does not result in a termination of this Lease, Landlord, at its expense, and whether or not any award or awards shall be sufficient for the purpose, shall proceed with reasonable diligence to repair, alter and restore the remaining parts of the Building and the demised premises and means of access thereto to substantially their former condition to the extent that the same may be feasible and so as to constitute a complete and tenantable Building and demised premises.

            14.06. In the event any part of the demised premises be taken to effect compliance with any law or requirement of public authority other than in the manner hereinabove provided in this Article 14, then, (i) if such compliance is the obligation of Tenant under this Lease, Tenant shall not be entitled to any diminution or abatement of rent or other compensation from Landlord therefor, but (ii) if such compliance is the obligation of Landlord under this Lease, the fixed annual rent hereunder shall be reduced and additional rents under Article 3 hereof shall be adjusted in the same manner as is provided in
Section 14.01 according to the reduction in rentable area of the demised premises resulting from such taking.


                                   ARTICLE 15

                       ACCESS TO DEMISED PREMISES; CHANGES

            15.01. Tenant shall permit Landlord to erect, use and maintain pipes, ducts and conduits in and through the demised premises, provided the same are installed adjacent to or concealed behind walls and ceilings of the demised premises. Landlord shall to the extent reasonably practicable install such pipes, ducts and conduits by such methods and at such locations as will not materially interfere with or impair Tenant's layout or use of the demised premises. Landlord or its agents or designees shall have the right, upon reasonable advance notice (except in the case of emergency) to Tenant or any authorized employee of Tenant at the demised premises, to enter the demised premises, at reasonable times during business hours, for the making of such repairs or alterations as Landlord may deem necessary for the Building or which Landlord shall be required to or shall have the right to make by the provisions of this Lease or any other lease in the Building and, subject to the foregoing, shall also have the right to enter the demised premises for the purpose of inspecting them or exhibiting them to prospective purchasers or lessees of the entire Building or to prospective mortgagees of the fee or of the Landlord's interest in the property of which the demised premises are a part or to prospective assignees of any such mortgages or to the holder of any mortgage on the Landlord's interest in the property, its agents or designees. Landlord shall be allowed to take all material into and upon the demised premises that may be required for the repairs or alterations above mentioned as the same is required for such purpose, without the same constituting an eviction of Tenant in whole or in part, and the rent reserved shall in no wise abate while said repairs or alterations are being made by reason of loss or interruption of the business of Tenant because of the prosecution of any such work. Landlord shall exercise reasonable diligence so as to minimize the disturbance but nothing contained herein shall be deemed to require Landlord to perform the same on an overtime or premium pay basis. Tenant agrees that Landlord shall have the right at any time to install in the Building on the inside of the windows thereof, a film to reduce the usage of energy in the Building. Tenant agrees that in the event Landlord shall exercise its option to install such film the foregoing provisions of this Section shall apply to the installation, maintenance or replacement of such film.

            15.02. Landlord reserves the right, without the same constituting an eviction and without incurring liability to Tenant therefor, to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairways, toilets or other public parts of the Building; provided, however, that access to the Building shall not be materially impaired and that there shall be no unreasonable obstruction of access to the demised premises or unreasonable interference with the use or enjoyment thereof.

            15.03. Landlord reserves the right to light from time to time all or any portion of the demised premises at night for display purposes without paying Tenant therefor.

            15.04. Landlord may, during the (12) months prior to expiration of the term of this Lease, exhibit the demised premises to prospective tenants upon advance notice (which may be given orally) to Tenant.

            15.05. If Tenant shall not be personally present to open and permit an entry into the demised premises at any time when for any reason an entry therein shall be urgently necessary by reason of fire or other emergency, Landlord or Landlord's agents may forcibly enter the same without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property) and without in any manner affecting the obligations and covenants of this Lease.


                                   ARTICLE 16

                            CONDITIONS OF LIMITATION

           16.01. This Lease and the term and estate hereby granted are subject to the limitation that whenever Tenant shall make an assignment of the property of Tenant for the benefit of creditors, or shall file a voluntary petition under any bankruptcy or insolvency law or any involuntary petition alleging an act of bankruptcy or insolvency shall be filed against Tenant under any bankruptcy or insolvency law, or whenever a petition shall be filed by or against Tenant under the reorganization provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a petition shall be filed by Tenant under the arrangement provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a permanent receiver of Tenant or of or for the property of Tenant shall be appointed, then, Landlord may, (a) at any time after receipt of such notice of the occurrence of any such event, or (b) if such event occurs without the acquiescence of Tenant, at any time after the event continues for ninety (90) days, give Tenant a notice of intention to end the term of this Lease at the expiration of five (5) days from the date of service of such notice of intention, and upon the expiration of said five (5) day period, this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 18 hereof.

           16.02. This Lease and the term and estate hereby granted are subject to further limitation as follows:

                  (a) whenever Tenant shall default in the payment of any installment of fixed annual rent, or in the payment of any additional rent or any other charge payable by Tenant to Landlord, on any day upon which same ought to be paid, and such default shall continue for five (5) days after Landlord shall have given Tenant a notice specifying such default, or

                  (b) whenever Tenant shall do or permit anything to be done, whether by action or inaction, contrary to any of Tenant's obligations hereunder, and if such situation shall continue and shall not be remedied by Tenant within twenty (20) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a happening or default which cannot with due diligence be cured within a period of twenty (20) days and the continuation of which for the period required for cure will not subject Landlord to the risk of criminal liability (as more particularly described in Article 8 hereof) or termination of any superior lease or foreclosure of any superior mortgage, if Tenant shall not, (i) within said twenty (20) day period advise Landlord of Tenant's intention to duly institute all steps necessary to remedy such situation, (ii) duly institute within said twenty (20) day period, and thereafter diligently and continuously prosecute to completion all steps necessary to remedy the same and (iii) complete such remedy within such time after the date of the giving of said notice of Landlord as shall reasonably be necessary, or

                  (c) whenever any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the term hereof shall, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by Article 11 hereof, or

                  (d) whenever Tenant shall vacate or abandon the demised premises (unless as a result of a casualty), or

                  (e) whenever in case any other lease held by Tenant from Landlord shall expire and terminate (whether or not the term thereof shall then have commenced) as a result of the default of Tenant thereunder or of the occurrence of an event as therein provided (other than by expiration of the fixed term thereof or pursuant to a cancellation or termination option therein contained), or

                  (f) whenever Tenant shall default in the due keeping, observing or performance of any covenant, agreement, provision or condition of
Article 5 hereof on the part of Tenant to be kept, observed or performed and if such default shall continue and shall not be remedied by Tenant within 72 hours after Landlord shall have given to Tenant a notice specifying the same, then in any of said cases set forth in the foregoing Subsections (a), (b), (c),
(d), (e) and (f) Landlord may give to Tenant a notice of intention to end the term of this Lease at the expiration of three (3) days from the date of the service of such notice of intention and upon the expiration of said three (3) days this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 18 hereof.

                                   ARTICLE 17

                        RE-ENTRY BY LANDLORD, INJUNCTION

            17.01. If Tenant shall default in the payment of any installment of fixed annual rent, or of any additional rent, on any date upon which the same ought to be paid, and if such default shall continue for five (5) days after Landlord shall have given to Tenant a notice specifying such default, or if this Lease shall expire as in Article 16 hereof provided, Landlord or Landlord's agents and employees may immediately or at any time thereafter re-enter the demised premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, or by other legal means, without being liable to indictment, prosecution or damages therefrom, to the end that Landlord may have, hold and enjoy the demised premises again as and of its first estate and interest therein. The word re-enter, as herein used, is not restricted to its technical legal meaning. In the event of any termination of this Lease under the provisions of Article 16 hereof or if Landlord shall re-enter the demised premises under the provisions of this Article 17 or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceedings or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the fixed annual rent and additional rent payable by Tenant to Landlord up to the time of such termination of this Lease, or of such recovery of possession of the demised premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 18 hereof.

           17.02. In the event of a breach or threatened breach of Tenant of any of its obligations under this Lease, Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

           17.03. If this Lease shall terminate under the provisions of Article 16 hereof, or if Landlord shall re-enter the demised premises under the provisions of this Article 17, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all moneys, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such moneys shall be credited by Landlord against any fixed annual rent or additional rent due from Tenant at the time of such termination or re-entry or, at Landlord's option against any damages payable by Tenant under Articles 16 and 18 hereof or pursuant to law.

           17.04. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise.


                                   ARTICLE 18

                                     DAMAGES

           18.01. If this Lease is terminated under the provisions of Article
16 hereof, or if Landlord shall re-enter the demised premises under the provisions of Article 17 hereof, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord, either:

                  (a) a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then present value of the excess, if any, of

                        (1) the aggregate of the fixed annual rent and the additional rent payable hereunder which would have been payable by Tenant

                  (conclusively presuming that additional rent on account of increases in Taxes, and Operating Expense shall increase at the average of the rates of increase thereof previously experienced by Landlord during the period (not to exceed 3 years) prior to such termination) for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date, had this Lease not so terminated or had Landlord not so re-entered the demised premises, over

                        (2) the aggregate rental value of the demised premises for the same period, or

                  (b) sums equal to the fixed annual rent and the additional rent payable hereunder which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the demised premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the Expiration Date, provided, however, that if Landlord shall re-let the demised premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting the expenses paid or incurred by Landlord in terminating this Lease or in re-entering the demised premises and in securing possession thereof, as well as the expenses of re-letting, including altering and preparing the demised premises for new tenants, brokers' commissions, and all other expenses properly chargeable against the demised premises and the rental thereof; it being understood that any such re-letting may be for a period shorter or longer than the remaining term of this Lease; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, or shall Tenant be entitled in any suit for the collection of damages pursuant to this subsection to a credit in respect of any net rents from a re-letting, except to the extent that such net rents are actually received by Landlord. If the demised premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such re-letting and of the expenses of re-letting.

           If the demised premises or any part thereof be re-let by Landlord for the unexpired portion of the term of this Lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall, prima facie, be the fair and reasonable rental value for the demised premises, or part thereof, so re-let during the term of the re-letting.

           18.02. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been so terminated under the provisions of Article 16, or under any provision of law, or had Landlord not re-entered the demised premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of the termination of this Lease or re-entry of the demised premises for the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to in
Section 18.01 hereof.

                                   ARTICLE 19

                LANDLORD'S RIGHT TO PERFORM TENANT'S OBLIGATIONS

           19.01. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any Article of this Lease and, except in case of emergency, such default shall continue after notice and beyond any applicable grace periods (a) Landlord may remedy such default for the account of Tenant, immediately and without notice in case of emergency, or in any other case only provided that Tenant shall fail to remedy such default with all reasonable dispatch after Landlord shall have notified Tenant in writing of such default and the applicable grace period for curing such default shall have expired; and (b) if Landlord makes any expenditures or incurs any obligations for the payment of money in connection with such default including, but not limited to, reasonable attorney's fees in instituting, prosecuting or defending any action or proceeding, such sums or obligations incurred, with interest at the Interest Rate, shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within twenty (20) days after rendition of a bill to Tenant therefor. Tenant shall be allowed (but not as a condition to its obligation to make the foregoing payment(s) in a timely manner) to review copies of invoices for all charges incurred by Landlord in connection with the preceding sentence provided Tenant requests to review said invoices within fifteen (15) days after the rendition of a bill therefor.


                                   ARTICLE 20

                                 QUIET ENJOYMENT

           20.01. Landlord covenants and agrees that subject to the terms and provisions of this Lease, if, and so long as, Tenant keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part or on behalf of Tenant to be kept or performed, then Tenant's right under this Lease shall not be cut off or ended before the expiration of the term of this Lease, subject however, to: (i) the obligations of this Lease, and (ii) as provided in Article 25 hereof with respect to ground and underlying leases and mortgages which affect this Lease.


                                   ARTICLE 21

                             SERVICES AND EQUIPMENT

           21.01. So long as Tenant is not in default under any of the covenants of this Lease, Landlord shall, at its cost and expense:

                  (a) Provide necessary passenger elevator facilities on Business Days from 8:00 A.M. to 6:00 P.M. and shall have at least one elevator subject to call at all other times. At Landlord's option, the elevators shall be operated by automatic control or manual control, or by a combination of both of such methods.

                  (b) Provide non-exclusive freight elevator facilities on Business days during usual hours of operation thereof. At all other times, Tenant shall be permitted by prearrangement on a first come first serve basis to schedule reserved freight elevator service. All such arrangements and use shall be subject to Landlord's Building rules therefor and union requirements and Tenant shall pay for the use of the freight elevator at Landlord's standard rates then in effect. Notwithstanding the foregoing, Tenant shall have the right to utilize the freight elevator facilities at no charge during (i) Tenant's Work (as defined herein) for an aggregate total amount of twenty (20) hours, and (ii) Tenant's initial move in ("Move In") for an aggregate total amount of eight (8) hours. During Tenant's Work and Move In, Tenant must reserve and utilize the freight elevator facilities for blocks of time consisting of a minimum of two
(2) consecutive hours. Tenant shall pay for the use of the freight elevator facilities in excess of the time allotted in clauses (i) and (ii) above at the standard building rates then in effect.


                  (b) Landlord shall furnish heat and air-conditioning through the Building systems when seasonably required on Business Days, from 8:00 A.M. to 6:00 P.M. Tenant shall in any event cause all of the windows in the demised premises to be kept closed and shall cause and keep entirely unobstructed all the vents, intakes, outlets and grilles, at all times and shall comply with and observe all regulations and requirements prescribed by Landlord for the proper functioning of the heating, ventilating and air-conditioning systems. In the event that Tenant shall require air-conditioning, or heating at such times as same are not furnished by Landlord, Tenant shall give Landlord reasonable advance notice of such requirement and, if same is furnished by Landlord, Tenant agrees to pay the Landlord's Building standard charges therefor as additional rent.

                  (c) Provide cleaning and janitorial services on Business Days. Tenant shall pay to Landlord on demand the costs incurred by Landlord for
(a) extra cleaning work in the
demised premises required because of (i) misuse or neglect on the part of Tenant or its employees or visitors, (ii) use of portions of the demised premises for preparation, serving or consumption of food or beverages, data processing, or reproducing operations, private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas, (iii) unusual quantity of interior glass surfaces, (iv) non-building standard materials or finishes installed by Tenant or at its request and (b) removal from the demised premises and the Building of so much of any refuse and rubbish of Tenant as shall exceed that ordinarily accumulated daily in the routine of business office occupancy. Landlord, its cleaning contractor and their employees shall have After Hours access to the demised premises and the free use of light, power and water in the demised premises as reasonably required for the purpose of cleaning the demised premises in accordance with Landlord's obligations hereunder.

                  (d) Furnish hot and cold water for lavatory and drinking, kitchenette and office cleaning purposes. If Tenant requires, uses or consumes water for any other purposes, Tenant agrees to Landlord installing a meter or meters or other means to measure Tenant's water consumption, and Tenant further agrees to reimburse Landlord for the cost of the meter or meters and the installation thereof, and to pay for the maintenance of said meter equipment and/or to pay Landlord's cost of other means of measuring such water consumption by Tenant. Tenant shall reimburse Landlord for the cost of all water consumed, as measured by said meter or meters or as otherwise measured, including sewer rents.

           21.02. Landlord reserves the right without any liability whatsoever, or abatement of fixed annual rent, or additional rent, to stop the heating, air-conditioning, elevator, plumbing, electric and other systems when necessary by reason of accident or emergency or for repairs, alterations, replacements or improvements. If the demised premises shall be rendered untenantable for a period of thirty (30) consecutive days by reason Landlord's failure or inability to supply any service which it is obligated to supply under this Lease as provided that during such period of untenantability Tenant actually discontinues use of the demised premises for the conduct of its business, then unless such cessation of services is caused by the negligence or intentional or wrongful act or omission of Tenant, its agents, employees, contractors or invitees, the fixed annual rent and additional rent payable pursuant to Section 1.01 of this Lease shall abate for the remainder of any such period of untenantability or until such period as Tenant resumes the use of the demised premises.

           21.03. It is expressly agreed that only Landlord or any one or more persons, firms or corporations authorized in writing by Landlord will be permitted to furnish laundry, linen towels, or other similar supplies and services to tenants and licensees in the Building. Landlord may fix, in its own absolute discretion, at any time and from time to time, the hours during which and the regulations under which such supplies and services are to be furnished. Landlord expressly reserves the right to act as or designate, at any time and from time to time, an exclusive supplier of all or any one or more of the said supplies and services, provided that the quality thereof and the charges therefor are reasonably comparable to that of other suppliers; and Landlord furthermore expressly reserves the right to exclude from the Building any person, firm or corporation attempting to furnish any of said supplies or services but not so designated by Landlord. It is understood, however, that Tenant or regular office employees of Tenant who are not employed by any supplier of such food or beverages or by any person, firm or corporation engaged in the business of purveying such food or beverages, may personally bring food or beverages into the Building for consumption within the demised premises by employees of Tenant, but not for resale to or for consumption by any other tenant. Landlord may fix in its absolute discretion, at any time and from time to time, the hours during which, and the regulations under which, foods and beverages may be brought into the Building by persons other than the regular employees of Tenant.

           21.04. Tenant agrees to employ such office maintenance contractors as Landlord may from time to time designate, for all waxing, polishing, lamp replacement, cleaning and maintenance work in the demised premises, provided that the quality thereof and the charges therefor are reasonably comparable to that of other contractors. Tenant shall not employ any other contractor without Landlord's prior written consent however, Tenant shall not require Landlord's consent to use Tenant's employees for the activities designated herein.

           21.05. Landlord will not be required to furnish any other services, except as otherwise provided in this Lease.


                                   ARTICLE 22

                                   DEFINITIONS

           22.01. The term "Landlord" as used in this Lease means only the owner, or the mortgagee in possession, for the time being of the Land and Building (or the owner of a lease of the Building or of the Land and Building), so that in the event of any transfer of title to said Land and Building or said lease, or in the event of a lease of the Building, or of the Land and Building, upon notification to Tenant of such transfer or lease the said transferor Landlord shall be and hereby is entirely freed and relieved of all future covenants, obligations and liabilities of Landlord hereunder, and it shall be deemed and construed as a covenant running with the land without further agreement between the parties or their successors in interest, or between the parties and the transferee of title to said Land and Building or said lease, or the said lessee of the Building, or of the Land and Building, that the transferee or the lessee has assumed and agreed to carry out any and all such covenants, obligations and liabilities of Landlord hereunder.

           22.02. The term "Business Days" as used in this Lease shall exclude Saturdays, Sundays and all days observed by the Federal, State or local government as legal holidays as well as all other days recognized as holidays under applicable union contracts.

           22.03. "Interest Rate" shall mean a rate per annum equal to the lesser of (a) 2% above the commercial lending rate announced from time to time by The Chase Manhattan Bank

(New York, New York), as its prime rate for 90 day unsecured loans, or (b) the maximum applicable legal rate, if any.

           22.04. "Legal Requirements" shall mean laws, statutes and ordinances (including building codes and zoning regulations, and ordinances) and the orders, rules, and regulations, directives and requirements of all federal, state, county, city and borough departments, bureaus, boards, agencies, offices, commissions and other subdivisions thereof, or of any official thereof, or of any other governmental public or quasi-public authority, whether now or hereafter in force, which may be applicable to the Land or Building or the demised premises or any part thereof, or the sidewalks, curbs or areas adjacent thereto and all requirements, obligations and conditions of all instruments of record on the date of this Lease.


                                   ARTICLE 23

                           INVALIDITY OF ANY PROVISION

           23.01. If any term, covenant, condition or provision of this Lease or the application thereof to any circumstance or to any person, firm or corporation shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Lease or the application thereof to any circumstances or to any person, firm or corporation other than those as to which any term, covenant, condition or provision is held invalid or unenforceable, shall not be affected thereby and each remaining term, covenant, condition and provision of this Lease shall be valid and shall be enforceable to the fullest extent permitted by law.


                                   ARTICLE 24

                                    BROKERAGE

           24.01. Tenant covenants, represents and warrants that Tenant has had no dealings or communications with any broker, or agent other than Insignia/Edward S. Gordon Company, Inc. (which is representing Landlord) and Julien J. Studley in connection with the consummation of this Lease, and Tenant covenants and agrees to pay, hold harmless and indemnify Landlord from and against any and all cost, expense (including reasonable attorneys' fees) or liability for any compensation, commissions or charges claimed by any broker or agent, other than the broker set forth in this Section 24.01, with respect to this Lease or the negotiation thereof.

           24.02 Landlord represents and warrants to Tenant that Landlord has had no dealings or negotiations in connection with the consummation of this Lease with any broker purporting to represent Tenant other than Julien J. Studley Inc., and Landlord covenants and agrees to pay, hold harmless and indemnify Tenant from and against any and all cost, expense or liability that Tenant shall incur as a result of a breach by Landlord of the foregoing representation.


                                   ARTICLE 25

                                  SUBORDINATION

           25.01. This Lease is and shall be subject and subordinate to all ground or underlying leases which may now or hereafter affect the real property of which the demised premises forms a part and to all mortgages which may now or hereafter affect such leases or such real property, and to all renewals, modifications, replacements and extensions thereof. The provisions of this
Section 25.01 shall be self operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver at its own cost and expense any instrument, in recordable form if required, that Landlord, the lessor of the ground or underlying lease or the holder of any such mortgage or any of their respective successors in interest may request to evidence such subordination, and Tenant hereby constitutes and appoints Landlord or its successors in interest to be Tenant's attorney in fact, irrevocably and coupled with an interest, to execute and deliver any such instrument for and on behalf of Tenant.

           25.02. In the event of a termination of any ground or underlying lease, or if the interests of Landlord under this Lease are transferred by reason of, or assigned in lieu of, foreclosure or other proceedings for enforcement of any mortgage, or if the holder of any mortgage acquires a lease in substitution therefor, then Tenant under this Lease will, at the option to be exercised in writing by the lessor under such ground or underlying lease or such mortgagee or purchaser, assignee or lessee, as the case may be, either (i) attorn to it and will perform for its benefit all the terms, covenants and conditions of this Lease on Tenant's part to be performed with the same force and effect as if said lessor, such mortgagee or purchaser, assignee or lessee, were the landlord originally named in this Lease, or (ii) enter into a new lease with said lessor or such mortgagee or purchaser, assignee or lessee, as landlord, for the remaining term of this Lease and otherwise on the same terms and conditions and with the same options, if any, then remaining. The foregoing provisions of clause (i) of this Section 25.02 shall enure to the benefit of such lessor, mortgagee, purchaser, assignee or lessee, shall be self operative upon the exercise of such option, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such lessor, mortgagee, purchaser, assignee or lessee agrees to execute, from time to time, instruments in confirmation of the foregoing provisions of this Section 25.02, reasonably satisfactory to any such lessor, mortgagee, purchaser, assignee or lessee, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Tenant hereby constitutes and appoints Landlord or its successors in interest to be the Tenant's attorney in fact, irrevocably and coupled with an interest, to execute and deliver such instrument of attornment, or such new lease, if the Tenant refuses or fails to do so promptly upon request.

           25.03. Anything herein contained to the contrary notwithstanding, under no circumstances shall the aforedescribed lessor under the ground lease or mortgagee or purchaser, assignee or lessee, as the case may be, whether or not it shall have succeeded to the interests of the landlord under this Lease, be

                  (a) liable for any act, omission or default of any prior landlord; or

                  (b) subject to any offsets, claims or defenses which Tenant might have against any prior landlord; or

                  (c) bound by any rent or additional rent which Tenant might have paid to any prior landlord for more than one month in advance of the due date; or

                  (d) bound by any modification, amendment or abridgment of the Lease, or any cancellation or surrender of the same, made without its prior written approval.

           25.04 Landlord shall use its reasonable efforts to obtain from any mortgagee of superior Lessor, or from any future mortgagee or any future ground or superior lessor, a non-disturbance agreement with Tenant on such mortgagee's or lessor's standard form at no cost to Landlord. In the event any such mortgagee or ground or superior lessor shall fail to provide such a non-disturbance agreement to Tenant, Landlord shall have no liability to Tenant and this Lease shall not be affected.

           25.05. If, in connection with the financing of the Building, the holder of any mortgage shall request reasonable modifications in this Lease as a condition of approval thereof, Tenant shall not unreasonably withhold, delay or defer making such modifications provided there is no change in the monetary obligations and no material changes in the terms of this Lease.


                                   ARTICLE 26

                       CERTIFICATES OF LANDLORD AND TENANT

           26.01. Each party agrees, at any time and from time to time, as requested by the other party, upon not less than ten (10) days prior notice, to execute and deliver to the other a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the fixed annual rent and additional rent have been paid, and stating whether or not, to the best knowledge of the signer, the other party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom the party requesting such certificate may be dealing.

           26.02. Tenant agrees that, except for the first month's rent hereunder, it will pay no rent under this Lease more than thirty (30) days in advance of its due date, if so restricted by any existing or future ground lease or mortgage to which this Lease is subordinated or by an assignment of this Lease to the ground lessor or the holder of such mortgage, and, in the event of any act or omission by Landlord, Tenant will not exercise any right to terminate this Lease or to remedy the default and deduct the cost thereof from rent due hereunder until Tenant shall have given written notice of such act or omission to the ground lessor and to the holder of any mortgage on the fee or the ground lease who shall have furnished such lessor's or holder's last address to Tenant, and until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notices, during which time such lessor or holder shall have the right, but shall not be obligated, to remedy or cause to be remedied such act or omission. Tenant shall not exercise any right pursuant to this Section 26.02 if the holder of any mortgage or such aforesaid lessor commences to cure such aforesaid act or omission within a reasonable time and diligently prosecutes such cure thereafter.


                                   ARTICLE 27

                     LEGAL PROCEEDINGS WAIVER OF JURY TRIAL

           27.01. Landlord and Tenant do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the demised premises, and/or any other claims (except claims for bodily injury or damage to physical property), and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Landlord commences any summary proceeding, Tenant will not interpose and does hereby waive the right to interpose any counterclaim of whatever nature or description in any such proceeding other than a mandatory counterclaim.


                                   ARTICLE 28

                              SURRENDER OF PREMISES

           28.01. Upon the expiration or other termination of the term of this Lease, Tenant shall quit and surrender to Landlord the demised premises, broom clean, in good order and condition, ordinary wear and tear and damage by fire, the elements or other casualty excepted, and Tenant shall remove all of its property as herein provided. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

           28.02. In the event Tenant shall remain in possession of the demised premises after the expiration or other termination of the term of this Lease, such holding over shall not constitute a renewal or extension of this Lease. Landlord may, at its option, elect to treat Tenant as one who has not removed at the end of the term, and shall thereupon be entitled to all of the remedies against Tenant provided by law in that situation or Landlord may elect to construe such holding over as a tenancy from month-to-month, subject to all of the terms and conditions of this Lease, except as to the duration thereof, and the minimum rent or use and occupancy, as the case may be, shall be due, in either of such events, at a monthly rate equal to one and one-half (1.5) times the monthly installment of minimum rent which would otherwise be payable for such month, together with any and all additional rent. In addition to the foregoing, if the demised premises is not surrendered on the Expiration Date, Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the demised premises, including, without limitation, claims by any succeeding occupant founded on such delay and damages or loss which Landlord may incur by any lost leasing opportunity or transaction.


                                   ARTICLE 29

                              RULES AND REGULATIONS

           29.01. Tenant and Tenant's servants, employees and agents shall observe faithfully and comply strictly with the Rules and Regulations set forth in Schedule B attached hereto and made part hereof, and the Alteration Rules and Regulations, collectively referred to herein as the entitled the "Rules and Regulations" and such other and further reasonable Rules and Regulations as Landlord or Landlord's agents may from time to time adopt provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and of any of the Rules and Regulations as originally or as hereafter adopted, the provisions of this Lease shall control. Reasonable written notice of any additional Rules and Regulations shall be given to Tenant. Landlord shall not discriminate against Tenant in the enforcement of Rules and Regulations.

           Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease, against any other tenant of the Building and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.


                                   ARTICLE 30

                             CONSENTS AND APPROVALS

           30.01. Wherever in this Lease Landlord's consent or approval is required, if Landlord shall delay or refuse such consent or approval, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of setoff, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or unreasonably delayed its consent or approval. Tenant's sole remedy shall be an action or proceeding to enforce any such provision, for specific performance, injunction or declaratory judgment.

                                   ARTICLE 31

                                     NOTICES

           31.01. Any notice or demand, consent, approval or disapproval, or statement required to be given by the terms and provisions of this Lease, or by any law or governmental regulation, either by Landlord to Tenant or by Tenant to Landlord, shall be in writing. Unless otherwise required by such law or regulation, such notice or demand shall be given, and shall be deemed to have been served and given when such notice or demand is mailed by registered or certified mail return receipt requested deposited enclosed in a securely closed postpaid wrapper, in a United States Government general or branch post office, or official depository within the exclusive care and custody thereof, addressed to either party, at its address set forth on page 1 of this Lease provided any notice to Tenant shall be addressed to the attention of Jay Friesel, Executive Vice President, with a copy to be addressed to the attention of Mark Moran, General Counsel. After Tenant shall occupy the demised premises, the address of Tenant for notices, demands, consents, approvals or disapprovals shall be the Building. Either party may, by notice as aforesaid, designate a different address or addresses for notices, demands, consents, approvals or disapprovals.

           31.02. In addition to the foregoing, either Landlord or Tenant may, from time to time, request in writing that the other party serve a copy of any notice or demand, consent, approval or disapproval, or statement, on one other person or entity designated in such request, such service to be effected as provided in Section 31.01 hereof.


                                   ARTICLE 32

                                    NO WAIVER

           32.01. No agreement to accept a surrender of this Lease shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the demised premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agent shall not operate as a termination of this Lease or a surrender of the demised premises. In the event of Tenant at any time desiring to have Landlord sublet the demised premises for Tenant's account, Landlord or Landlord's agents are authorized to receive said keys for such purpose without releasing Tenant from any of the obligations under this Lease. The failure of Landlord or Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease or of Landlord to do so with respect to any of the Rules and Regulations set forth herein, or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Landlord of rent with or without knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations set forth herein, or hereafter adopted, against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provision of this Lease shall be deemed to have been waived by Landlord or Tenant, unless such waiver be in writing signed by the party to be charged therewith. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on the account of the earliest stipulated rent, nor shall any endorsement or payment of rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

           32.02. This Lease contains the entire agreement between the parties, and any agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.


                                   ARTICLE 33

                                    CAPTIONS

           33.01. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.


                                   ARTICLE 34

                              INABILITY TO PERFORM

           34.01. If, by reason of (1) strike, (2) labor troubles, (3) governmental preemption in connection with a national emergency, (4) any rule, order or regulation of any governmental agency, (5) conditions of supply or demand which are affected by war or other national, state or municipal emergency, or any other cause or (6) any cause beyond Landlord's reasonable control, Landlord shall be unable to fulfill its obligations under this Lease or shall be unable to supply any service which Landlord is obligated to supply, Landlord shall have no liability in connection therewith and this Lease and Tenant's obligation to pay rent hereunder shall in no wise be affected, impaired or excused.


                                   ARTICLE 35

                         NO REPRESENTATIONS BY LANDLORD

           35.01. Landlord or Landlord's agents have made no representations or promises with respect to the Building or demised premises except as herein expressly set forth.

                                   ARTICLE 36

                                NAME OF BUILDING

           36.01. Landlord shall have the full right at any time to name and change the name of the Building and to change the designated address of the Building. The Building may be named after any person, firm, or otherwise, whether or not such name is, or resembles, the name of a tenant of the Building.

           36.02 Landlord will, at the request of Tenant, maintain listings on the Building directory of the name of Tenant, and the name of any employees of Tenant provided the total number of such listings shall not exceed Tenant's Proportionate Share of the available spaces. The listing of any name other than that of Tenant, whether on the doors of the demised premises, on the Building directory, or otherwise, shall not operate to vest any right or interest in this lease or in the demised premises or be deemed to be the written consent of Landlord to the occupancy of any portion of the demised premises by such person, it being expressly understood that any such listing is a privilege extended by Landlord revocable at will by written notice to Tenant.


                                   ARTICLE 37

                              RESTRICTIONS UPON USE

           37.01. It is expressly understood that no portion of the demised premises shall be used as, or for (i) a bank, trust company, savings bank, industrial bank, savings and loan association or personal loan bank (or any branch office or public accommodation office of any of the foregoing), or (ii) a public stenographer or typist, barber shop, beauty shop, beauty parlor or shop, telephone or telegraph agency, telephone or secretarial service, messenger service, travel or tourist agency, employment agency, public restaurant or bar, commercial document reproduction or offset printing service, public vending machines, retail, wholesale or discount shop for sale of merchandise, retail service shop, labor union, school or classroom, governmental or quasi-governmental bureau, department or agency, including an autonomous governmental corporation, a firm whose principal business is real estate brokerage, or a company engaged in the business of renting office or desk space.


                                   ARTICLE 38

                                   ARBITRATION

           38.01. In each case specified in this Lease in which resort to arbitration shall be required, such arbitration (unless otherwise specifically provided in other Sections of this Lease) shall be in New York City in accordance with the Commercial Arbitration Rules of the American Arbitration Association and the provisions of this Lease. The decision and award of the arbitrators shall be in writing, shall be final and conclusive on the parties, and counterpart copies thereof shall be delivered to each of the parties. In rendering such decision and awards, the arbitrators shall not add to, subtract from or otherwise modify the provisions of this Lease. Judgment may be had on the decision and award of the arbitrators so rendered in any court of competent jurisdiction.

           38.02 If, in connection with Articles 6 or 11 of this Lease, Landlord or Tenant desires to determine any dispute between Landlord and Tenant as to the reasonableness of the other's decision, such dispute shall, at either party's option, be settled and finally determined by arbitration in The City of New York in accordance with the following provisions of this Section. Within ten (10) business days next following the giving of any notice by Landlord or Tenant stating that it wishes such dispute to be so determined, Landlord and Tenant shall each give notice to the other setting forth the name and address of an arbitrator designated by the party giving such notice. If either party shall fail to give notice of such designation within said ten (10) business days, then the arbitrator chosen by the other side shall make the determination alone. If the two arbitrators shall fail to agree upon the designation of a third arbitrator within five (5) business days after the designation of the second arbitrator then either party may apply to the Chairman of the Management Division of the Real Estate Board of New York, Inc. for the designation of such arbitrator and if he is unable or refuses to act within ten (10) business days then either party may apply to the Supreme Court in New York County or to any other court having jurisdiction for the designation of such arbitrator. The three arbitrators shall conduct such hearings as they deem appropriate, making their determination in writing and giving notice to Landlord and Tenant of their determination as soon as practicable, and if possible, within five (5) business days after the designation of the third arbitrator; the concurrence of or, in the event no two of the arbitrators shall render a concurrent determination, then the determination of the third arbitrator designated shall be biding upon Landlord and Tenant. Judgment upon any decision rendered in any arbitration held pursuant to this Section shall be final and binding upon Landlord and Tenant, whether or not a judgment shall be entered in any court. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Section, including the expenses and fees of any arbitrator selected by it in accordance with the provisions of this Section, and the parties shall share all other expenses and fees of any such arbitration. The arbitrators shall be bound by the provisions of this Lease, and shall not add to, subtract from or otherwise modify such provisions. The sole function of the arbitrators shall be to determine whether Landlord or Tenant, as the case may be, has acted reasonably and to require Landlord or Tenant, as the case may be, to grant such consent or approval or to take action, and they may not award damages or grant any other monetary award or relief in the proceeding.

                                   ARTICLE 39

                                    INDEMNITY

           39.01. Tenant shall indemnify, defend and save Landlord, its agents and employees and any mortgagee of Landlord's interest in the Land and/or the Building and any lessor under any superior lease harmless from and against any liability or expense arising from the use or occupation of the demised premises by Tenant or anyone in the demised premises with Tenant's permission, or from any breach of this Lease by Tenant.


                                   ARTICLE 40

                               MEMORANDUM OF LEASE

           40.01. Tenant shall, at the request of Landlord execute and deliver a statutory form of memorandum of this Lease for the purpose of recording, but said memorandum of this Lease shall not in any circumstances be deemed to modify or to change any of the provisions of this Lease. In no event shall Tenant record this Lease.


                                   ARTICLE 41

                                    SECURITY

                  41.01. Tenant has deposited with Landlord the sum of $95,343.75 as security for the faithful performance and observance by Tenant of the terms, provisions, covenants and conditions of this Lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions, covenants and conditions of this Lease including, but not limited to, the payment of fixed annual rent and additional rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any fixed annual rent and additional rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, provisions, covenants and conditions of this Lease, including but not limited to, any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Landlord. In the event of a sale of the Land and Building or leasing of the Building, of which the demised premises form a part, Landlord shall have the right to transfer the security to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look solely to the new landlord for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. In the event Landlord applies or retains any portion or all of the security deposited, Tenant shall forthwith restore the amount so applied or retained so that at all times the amount deposited shall be $95,343.75.

           41.02. (a)   In lieu of the cash security deposit provided for in
Section 41.01 hereof Tenant may at any time during the term hereof deliver to Landlord and, shall, except as otherwise provided herein, maintain in effect at all times during the term hereof, an irrevocable letter of credit, in form and substance satisfactory to Landlord in the amount of the security required pursuant to this Lease issued by a banking corporation satisfactory to Landlord and having its principal place of business or it duly licensed branch or agency in the State of New York. Such letter of credit shall have an expiration date no earlier than the first anniversary of the date of issuance thereof and shall be automatically renewed from year to year unless terminated by the issuer thereof by notice to Landlord given not less than 45 days prior to the expiration thereof. Except as otherwise provided herein, Tenant shall, throughout the term of this Lease deliver to Landlord, in the event of the termination of any such letter of credit, replacement letters of credit in lieu thereof (each such letter of credit and such extensions or replacements thereof, as the case may be, is hereinafter referred to as a "Security Letter") no later than 45 days prior to the expiration date of the preceding Security Letter. The term of each such Security Letter shall be not less than one year and shall be automatically renewable from year to year as aforesaid. If Tenant shall fail to obtain any replacement of a Security Letter within the time limits set forth in this
Section 41.02(a), Landlord may draw down the full amount of the existing Security Letter and retain the same as security hereunder.

                  (b) In the event Tenant defaults in respect to any of the terms, provisions, covenants and conditions of this Lease, including, but not limited to, the payment of rent and additional rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, provisions, covenants, and conditions of this Lease, including but not limited to, any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. To insure that Landlord may utilize the security represented by the Security Letter in the manner, for the purpose, and to the extent provided in this Article 41, each Security Letter shall provide that the full amount thereof may be drawn down by Landlord upon the presentation to the issuing bank of Landlord's draft drawn on the issuing bank without accompanying memoranda on statement of beneficiary.

                  (c) In the event that Tenant defaults in respect of any of the terms, provisions, covenants and conditions of the Lease and Landlord utilizes all or any part of the security represented by the Security Letter but does not terminate this Lease as provided in Article 16 hereof, Landlord may, in addition to exercising its rights as provided in subsection 41.02(b) hereof, retain the unapplied and unused balance of the principal amount of the Security Letter as security for the faithful performance and observance by Tenant thereafter of the terms, provisions, and conditions of this Lease, and may use, apply, or retain the whole or any part of said balance to the extent required for payment of rent, additional rent, or any other sum as to which Tenant is in default or for any sum which Landlord may expend or be required to expend by reason of Tenant's default in respect of any of the terms, covenants, and conditions of this Lease. In the event Landlord applies or retains any portion or all of the security delivered hereunder, Tenant shall forthwith restore the amount so applied or retained so that at all times the amount deposited shall be not less than the security required by Section 41.01 hereof.

                  (d) In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Landlord. In the event of a sale of the Land and Building or leasing of the Building, Landlord shall have the right to transfer any interest it may have in the Security Letter to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such Security Letter, provided such vendee or lessee assumes any responsibilities of Landlord with respect to such Security Letter, and Tenant agrees to look solely to the new landlord for the return of said Security Letter; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Letter to a new landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. In the event of a sale of the Building Landlord shall have the right to require Tenant to deliver a replacement Security Letter naming the new landlord as beneficiary and, if Tenant shall fail to timely deliver the same, to draw down the existing Security Letter and retain the proceeds as security hereunder until a replacement Security Letter is delivered.


                                   ARTICLE 42

                                  MISCELLANEOUS

           42.01. Irrespective of the place of execution or performance, this Lease shall be governed by and construed in accordance with the laws of the State of New York.

           42.02. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted.

           42.03. Except as otherwise expressly provided in this Lease, each covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease.

           42.04. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

           42.05. Time shall be of the essence with respect to the exercise of any option granted under this Lease.

           42.06. Except as otherwise provided herein, whenever payment of interest is required by the terms hereof it shall be at the Interest Rate.

           42.07. If the demised premises or any additional space to be included within the demised premises shall not be available for occupancy by Tenant on the specific date hereinbefore designated for the commencement of the term of this Lease or for the inclusion of such space for any reason whatsoever, then this Lease shall not be affected thereby but, in such case, said specific date shall be deemed to be postponed until the date when the demised premises or such additional space shall be available for occupancy by Tenant, and Tenant shall not be entitled to possession of the demised premises or such additional space until the same are available for occupancy by Tenant, provided, however, that Tenant shall have no claim against Landlord, and Landlord shall have no liability to Tenant by reason of any such postponement of said specific date, and the parties hereto further agree that any failure to have the demised premises or such additional space available for occupancy by Tenant on said specific date or on the Commencement Date shall in no wise affect the obligations of Tenant hereunder nor shall the same be construed in any wise to extend the term of this Lease and furthermore, this Section 42.07 shall be deemed to be an express provision to the contrary of Section 223a of the Real Property Law of the State of New York and any other law of like import now or hereafter in force.

           42.08. In the event that Tenant is in arrears in payment of fixed annual rent or additional rent hereunder, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items it sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

           42.09. Tenant shall not occupy any space in the Building (by assignment, sublease or otherwise) other than the demised premises, except with the prior written consent of Landlord in each instance.

           42.10. This Lease shall not be binding upon Landlord unless and until it is signed by Landlord and a signed copy thereof is delivered by Landlord to Tenant.

                                   ARTICLE 43

                             RIGHT OF FIRST REFUSAL

    43.01.  (a)   For purposes of this Lease, the term "First Refusal Option
Space" shall mean the entire twenty-sixth (26th) and/or the entire twenty eight
(28th) floors of the Building as shown hatched on the plan annexed hereto as Schedule C.

            (b) Provided Tenant is not in default under the terms and conditions of this Lease after notice and the expiration of applicable cure periods, either as of the date of the giving of the "First Refusal Notice", "Tenant's First Notice" or the "First Refusal Space Inclusion Date" (as such terms are hereinafter defined), and subject to the following limitation of an Outside Date, if Landlord shall receive an offer to let any portion of the First Refusal Option Space (the "First Refusal Space Offer") from any party ("Prospective Tenant") other than the current tenant or any subsidiary, affiliate, assignee or subtenant thereof (hereinafter called the "Current Tenant") then provided such offer contemplates occupancy of the First Refusal Option Space involved by no later than May 1, 2003 (the "Outside Date"), Tenant shall, subject to the provisions of this Article 43, have the right to include in the demised premises the First Refusal Option Space specified in the First Refusal Space Offer. The First Refusal Option Space so included in the demised premises shall be referred to herein as the "First Refusal Space". If the First Refusal Space Offer is for one-half or less of the floor and the balance of the floor is vacant and Tenant exercises its rights hereunder, Landlord may designate as the First Refusal Space to be included in the demised premises a unit of equal rentable area (plus or minus 500 feet) on the balance of the floor. If the First Refusal Space Offer is for the entire twenty-eighth (28th) floor or any portion thereof and the entire twenty-sixth (26th) floor or any portion thereof of equal rentable area (plus or minus 500 feet) to the portion specified in the First Refusal Space Offer is vacant, Landlord may designate as the First Refusal Space to be included in the demised premises to be either the entire twenty-sixth (26th) floor or the portion thereof of equal rentable area, as the case may be. For the purposes of this Section 43.01(b), the twenty-sixth
(26th) floor shall be deemed to contain 13,100 rentable square feet and the twenty-eighth (28th) floor shall be deemed to contain 13,500 rentable square feet.

            (c) If Tenant exercises its rights under this Article 43, all the terms and conditions of this Lease (including the provisions of Article 3 hereof with the base year periods specified therein, but excluding Article 44 hereof) shall remain in full force and effect, except:

                  (i) if the First Refusal Space Inclusion Date shall be December 31, 1999 or earlier, (a) the fixed annual rent with respect to the First Refusal Space shall be at the same annual rate on a per square foot basis as the fixed annual rent for the demised premises as set forth in Section 1.01, (b) Tenant shall be entitled to a Work Credit for the First Refusal Space in the sum of $12.00 dollars per rentable square foot subject to the payment provisions and restrictions specified in Article 44 hereof, and (c) Tenant shall be entitled to an abatement of the fixed annual rent payable hereunder during a period commencing of the First Refusal Space Inclusion Date and ending on the one hundred and fiftieth day (150th) after the First Refusal Space Inclusion Date;

                  (ii) if the First Refusal Space Inclusion Date shall be January 1, 2000 or later, the fixed annual rent with respect to the First Refusal Space shall be at the rate of 100% of the fair market rent for the First Refusal Space, as reasonably determined by Landlord, as of the date the First Refusal Notice is delivered to Tenant and shall be set forth in a written notice to Tenant, but in no event shall such fixed annual rent applicable to the First Refusal Space be less than the product obtained by multiplying (A) the monthly amount of fixed annual rent allocable to the demised premises (determined on a rentable square foot basis) for the last full calendar month prior to the First Refusal Space Inclusion Date (as hereinafter defined) computed on an annualized basis without giving effect to any abatement, credit or offset in effect, by (B) 12, and by (C) the amount of rentable square feet included within the First Refusal Space (hereinafter called the "First Refusal Space Escalated Rent");

                  (iii) Effective as of the First Refusal Space Inclusion Date for purposes of calculating the additional rent payable pursuant to
      Article 3 hereof allocable to the First Refusal Space, Tenant's Tax Proportionate Share and Tenant's Operating Expense Proportionate Share attributable to the First Refusal Space shall each be deemed to be the fraction, expressed as a percentage, the numerator of which shall be the number of rentable square feet included within the First Refusal Space, and the denominator of which shall be 619,000 as to Tenant's Tax Proportionate Share and 600,000 as to Tenant's Operating Expense Proportionate Share; and

                  (iv) The term of this Lease shall be amended so that the Expiration Date shall be the last day of the calendar month in which occurs the day preceding the fifth (5th) anniversary of the First Refusal Space Inclusion Date (the "Amended Expiration Date"). from the First Inclusion Date until the Amended Expiration Date, Tenant shall pay fixed annual rent as follows:

                  (i) for the demised premises, an amount equal to the fixed annual rent set forth in Section 1.01; and

                  (ii) for the First Refusal Space, an amount as calculated pursuant to Section 43.01(c)(i) or Section 43.01(c)(ii), as the case may be.

            (c) Such offer shall be made by Landlord to Tenant in a written notice (hereinafter called the "First Refusal Notice") which offer shall specify the fixed annual rent payable with respect to the First Refusal Space, determined in accordance with the provisions of Section 43.01(c) hereof.

            (d) Tenant may accept the offer set forth in the First Refusal Notice by delivering to Landlord an unconditional acceptance (hereinafter called "Tenant's First Notice") of such offer within seven (7) days after delivery by Landlord of the First Refusal Notice to Tenant. The First Refusal Space shall be added to and included in the demised premises on the later to occur (herein called the "First Refusal Space Inclusion Date") of (i) the day that Tenant delivers the First Notice to Landlord, or (ii) the date such First Refusal Space shall become available for Tenant's possession. Time shall be of the essence with respect to the giving of Tenant's First Notice.

            (e) If Tenant does not accept (or fails to timely accept) an offer made by Landlord pursuant to the provisions of this Article 43 with respect to the any floor comprising the First Refusal Option Space, then (i) Tenant shall have no further rights with respect to said floor, (ii) Landlord shall be under no further obligation to Tenant with respect to said floor, (iii) the provisions of this Article 43 as they apply to said floor shall be automatically deleted from this Lease, and (iv) Tenant shall have no further options or rights to said floor.

            (f) In the event that Tenant disputes the amount of the fair market rent specified in the First Refusal Notice, then at any time on or before the date occurring twenty (20) days after Tenant has received the First Refusal Notice, and provided that Tenant shall have given Tenant's First Notice, Tenant may initiate the arbitration process provided for herein by giving notice to that effect to Landlord, and, if Tenant so initiates the arbitration process, such notice shall specify the name and address of the person designated to act as an arbitrator on its behalf. Within thirty (30) days after the Landlord's receipt of notice of the designation of Tenant's arbitrator, Landlord shall give notice to Tenant specifying the name and address of the person designated to act as an arbitrator on its behalf. If Landlord fails to notify Tenant of the appointment of its arbitrator within the time above specified, then Tenant shall provide an additional notice to Landlord requiring Landlord's appointment of an arbitrator within twenty (20) days after Landlord's receipt thereof. If Landlord fails to notify Tenant of the appointment of its arbitrator within the time specified by the second notice, the appointment of the second arbitrator shall be made in the same manner as hereinafter provided for the appointment of a third arbitrator in a case where the two arbitrators appointed hereunder and the parties are unable to agree upon such appointment. The two arbitrators so chosen shall meet within ten (10) days after the second arbitrator is appointed, and if, within sixty (60) days after the second arbitrator is appointed, the two arbitrators shall not agree upon a determination of the fair market rent for the First Refusal Space, they shall together appoint a third arbitrator. In the event of their being unable to agree upon such appointment within eighty (80) days after the appointment of the second arbitrator, the third arbitrator shall be selected by the parties themselves if they can agree thereon within a further period of fifteen (15) days. If the parties do not so agree, then either party, on behalf of both and on notice to the other, may request such appointment by the American Arbitration Association (or any organization successor thereto) in accordance with its rules then prevailing or if the American Arbitration Association (or such successor organization) shall fail to appoint said third arbitrator within fifteen (15) days after such request is made, then either party may apply, on notice to the other, to the Supreme Court, New York County, New York (or any other court having jurisdiction and exercising functions similar to those now exercised by said Court) for the appointment of such third arbitrator. The majority of the arbitrators shall determine the fair market rent for the First Refusal Space and render a written certified report of their determination to both Landlord and Tenant within sixty (60) days of the appointment of the first two arbitrators or sixty (60) days from the appointment of the third arbitrator, if such third arbitrator is appointed pursuant to this subparagraph (f), but in no event shall the fixed annual rent with respect to the First Refusal Space be less than the First Refusal Space Escalated Rent. The fair market rent shall reflect the base rent, work contribution, free rent and other terms and concessions available in the Midtown Manhattan office space market at the time of First Refusal Notice is sent to Tenant and shall base their determination of the fair market rent on the term at which Landlord could obtain the highest rental rate for the demised premises, even though such term may be different than the number of years remaining in the term of this Lease on the First Refusal Space Inclusion Date..


            Each party shall pay the fees and expenses of the one of the two original arbitrators appointed by or for such party, and the fees and expenses of the third arbitrator and all other expenses (not including the attorneys fees, witness fees and similar expenses of the parties which shall be borne separately by each of the parties) of the arbitration shall be borne by the parties equally.

            Each of the arbitrators selected as herein provided shall have at least ten (10) years experience in the leasing and renting of office space on behalf of landlords in Midtown Manhattan.

            (g) If Tenant fails to initiate the arbitration process within the aforesaid twenty (20) day period, time being of the essence, then Landlord's determination of the fixed annual rent set forth in the First Refusal Notice shall be conclusive. In the event Landlord notifies Tenant that the fixed annual rent for the First Refusal Space shall be the First Refusal Space Escalated Rent, then the provisions of subparagraph (f) hereof shall be inapplicable.

            (h) In the event the Tenant initiates the aforesaid arbitration process and, as of the First Refusal Space Inclusion Date, the amount of the fair market rent has not been determined, Tenant shall pay the amount determined by Landlord to be the fair market rent for the First Refusal Space and when the determination has actually been made, an appropriate retroactive adjustment shall be made as of the First Refusal Space Inclusion Date.

            (i) The provisions of this Article 43 shall be effective only if, on the date on which Tenant accepts possession of the First Refusal Space, the Tenant named herein and only such Tenant is in actual occupancy of 75% of the demised premises.

            (j) Tenant agrees to accept the First Refusal Space in its condition and state of repair existing as of the First Refusal Space Inclusion Date and understands and agrees that Landlord shall not be required to perform any work, supply any materials or incur any expense to prepare such space for Tenant's occupancy, except as otherwise provided in Section 43.01(c)(i), if applicable.

            (k) The right of first refusal granted pursuant to Section 43.01 hereof shall be subject and subordinate to (a) any option, right of first offer, right of first refusal, or other right to lease or occupy the First Refusal Space, or portion thereof, granted by Landlord to any tenant in the Building or any entity whatsoever other than Tenant on or before the date of this Lease, (b) the election of any Current Tenant of the First Refusal Space to extend the term of its lease with respect thereto, regardless of whether such election is made pursuant to any provision included within said lease, and any option or right to lease the First Refusal Space hereafter given by Landlord to any future lessee or occupant of any portion of the First Refusal Space which shall have previously been offered to Tenant pursuant to this Article 43 and as to which Tenant shall not have given Landlord Tenant's First Notice.

            (l) The termination of this Lease during the original term of this Lease shall also terminate and render void all of Tenant's options or elections under this Article 43, whether or not the same shall have been exercised; and nothing contained in this Article 43 shall prevent Landlord from exercising any right or action granted to or reserved by Landlord in this Lease to terminate this Lease. None of Tenant's options or elections set forth in this Article 43 may be severed from this Lease or separately sold, assigned or transferred.


                                   ARTICLE 44

                                   WORK CREDIT

           46.01. Landlord shall allow Tenant a credit not to exceed the amount of $162,000.00 (hereinafter called the "Work Credit"), which credit shall be applied solely against the cost and expense incurred in connection with the performance of Tenant's alterations and improvements to prepare the demised premises for Tenant's occupancy ("Tenant's Work"). A maximum of ten (10%) percent of the Work Credit may be applied toward architectural, engineering, and filing fees (hereinafter referred to as "Soft Costs"). The remaining portion of the Work Credit shall be solely applied against the cost and expense of the actual construction to be performed by Tenant in connection with the Tenant's Work including, without limitation, Class E installation costs. In the event that the cost and expense of the actual construction and the Soft Costs included in Tenant's Work shall exceed the amount of the Work Credit, or in the event that the Soft Costs exceed ten (10%) percent of the Work Credit, Tenant shall be entirely responsible for such excess. In the event that the cost and expense of the actual construction and the Soft Costs included in Tenant's Work shall be less than the Work Credit, the Work Credit shall be adjusted accordingly. The Work Credit shall be payable to Tenant upon written requisition in installments as Tenant's Work progresses, but in no event more frequently than monthly. The amount of each installment of the Work Credit payable pursuant to any such requisition shall be an amount equal to the product obtained by multiplying the amount of the Work Credit by a fraction, the numerator of which is equal to the actual costs paid by Tenant for completed portions of Tenant's Work referenced in such requisition (as evidenced by the invoices delivered to Landlord in accordance with the next sentence), and the denominator of which is equal to the total estimated cost of Tenant's Work, which estimate shall be made, and certified to, by Tenant's architect in good faith based on the final plan. Prior to the payment of any such installment, Tenant shall deliver to Landlord such written requisition for disbursement which shall be accompanied by (1) invoices for the Tenant's Work performed since the last disbursement, (2) a certificate signed by Tenant's architect or an officer of Tenant certifying that the Tenant's Work represented by the aforesaid invoices has been satisfactorily completed in accordance with the final plan,
(3) partial lien waivers by contractors, subcontractors and all materialmen for all such work or, if then unavailable, for work covered by the prior disbursement, and (4) with respect to the final disbursement of the Work Credit, all Building Department sign-offs, inspection certificates and any permits required to be issued by any governmental entities having jurisdiction thereover. Within fifteen (15) business days after final completion of the Tenant's Work, Tenant shall submit to Landlord a general release or final lien waivers from all contractors and subcontractors performing Tenant's Work releasing Tenant from all liability for any Tenant's Work.

           46.02 At any and all times during the progress of Tenant's Work, representatives of Landlord shall have the right of access to the demised premises and inspection thereof and shall have the right to withhold all or any portion of the Work Credit as shall equal the cost of correcting any portions of Tenant's Work which shall not have been performed in a manner reasonably satisfactory to Landlord; provided, however, that Landlord shall incur no liability, obligation or responsibility to Tenant or any third party by reason of such access and inspection except to the extent of Landlord's negligence or wilful misconduct.

           IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.


ATTEST:                                  38-32 ASSOCIATES, Landlord


                                         By:
------------------------------------        ------------------------------------

ATTEST:                                  24/7 MEDIA, INC., Tenant


                                         By:
------------------------------------        ------------------------------------



Tenant's Federal Tax Identification Number is                        .
                                              -----------------------

                                   SCHEDULE A

                                   Floor Plan

                                   SCHEDULE B

                              RULES AND REGULATIONS


I.          Tenant shall not:

            1. Obstruct, encumber or use, or allow or permit any of its employees, agents, licensees or invitees to congregate in or on, the sidewalks, driveways, entrances, passages, courts, arcades, esplanade areas, plazas, elevators, vestibules, stairways, corridors or halls of the Building, outside of the demised premises, or use any of them for any purposes other than for ingress and egress to and from the demised premises.

            2. Attach awnings or other projections to the outside walls of the Building or place bottles, parcels or other articles, or lettering visible from the exterior, on the windows, windowsills or peripheral air-conditioning enclosures.

            3. Attach to, hang on, or use in connection with, any exterior window or entrance door of the demised premises, any blinds, shades or screens which are not of a quality, type, design and color, or which are not attached in a manner, approved by Landlord.

            4. Place or leave any door mat or other floor covering in any area outside of the demised premises.

            5. Exhibit, inscribe, paint or affix any sign, insignia, advertisement, object or other lettering in or on any windows, doors, walls or part of the outside or inside of the Building (exclusive of the inside of the demised premises), or in the demised premises if visible from the outside, without Landlord's approval, except that the name(s) of Tenant and any permitted sublessee may be displayed on the entrance doors of the premises occupied by each, subject to Landlord's reasonable approval of the size, color and design of such display and, if Landlord elects to perform such work, Tenant shall pay Landlord for the performance of such work.

            6. Cover or obstruct the sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public areas of the Building.

            7. Place in, attach to, put in front of, or affix to any part of the exterior of the Building, or any of its halls, doors, corridors or vestibules, outside of the demised premises, any lettering, signs, decorations, showcases, displays, display windows, packages, boxes or other articles.

            8. Except in the normal decoration of the interior of the demised premises, mark, paint, drill into, or in any way deface, any part of the Building or the demised premises or cut, bore or string wires therein.

            9. Permit or allow bicycles, vehicles, animals, fish or birds of any kind to be brought into or kept on or about the Building or the demised premises.

            10. Make, or permit or allow to be made, any unseemly or disturbing noises, whether by musical instruments, recordings, radio, talking machines, television, whistling, singing or in any other way, which might disturb other occupants in the Building or those having business with them or impair or interfere with the use or enjoyment by others of neighboring buildings or premises.

            11. Bring into or keep on any part of the demised premises or the Building any inflammable, combustible, radioactive or explosive fluid, chemical or substance except materials normally and customarily used in the operation of Tenant's business.

            12. Place upon any of the doors (other than closet or vault doors) or windows in the Building any locks or bolts which shall not be operable by the Grand Master Key for the Building, or make any changes in locks or the mechanisms thereof which shall make such locks inoperable by said Grand Master Key unless such change is approved by Landlord in which event Tenant shall give Landlord duplicate keys for such locks or bolts.

            13. Remove, or carry into or out of the demised premises or the Building, any safes, freight, furniture, packages, boxes, crates or any bulky or heavy objects except during such hours and in such elevators as Landlord may reasonably determine from time to time.

            14. Use any lighting in perimeter areas of the Building, other than that which is standard for the Building or approved by Landlord, so as to permit uniformity of appearance to those viewing the Building from the outside.

            15. Engage or pay any employees on the demised premises except those actually working for Tenant in the demised premises, or advertise for laborers giving the demised premises as an address.

            16. Obtain, permit or allow in the Building the purchase, or acceptance for use in the demised premises, by means of a service cart, vending machine or otherwise, of any ice, drinking water, food, tobacco in any form, beverage, towel, barbering, boot blackening, cleaning, floor polishing or other similar items or services from any persons, except such persons, during such hours, and at such places within the Building and under such requirements as may be determined by Landlord with respect to the furnishing of such items and services, provided that the charges for such items and services by such persons are not excessive.

            17. Use, permit or allow any advertising or identifying sign which Landlord shall have notified Tenant tends, in Landlord's judgment, to impair the reputation of the Building or its desirability as a building for offices.

            18. Close and leave the demised premises at any time without closing all operable windows and, if requested by Landlord, turning out all lights.

            19. Permit entrance doors to the demised premises to be left open at any time or unlocked when the demised premises are not in use.

            20. Encourage canvassing, soliciting or peddling in any part of the Building or permit or allow the same in the demised premises.

            21. Use, or permit or allow any of its employees, contractors, suppliers or invitees to use, any space or part of the Building, including the passenger elevators or public halls thereof, in the moving, delivery or receipt of safes, freight, furniture, packages, boxes, crates, paper, office material or any other matter or thing, any hand trucks, wagons or similar items which are not equipped with such rubber tires, side guards and other safeguards which shall have been approved by Landlord or use any such hand trucks, wagons or similar items in any of the passenger elevators.

            22. Cause or permit any food odors or any other unusual or objectionable odors to exist in or emanate from the demised premises or permit any cooking or preparation of food except in areas approved by Landlord and in compliance with local ordinances.

            23.   Create or permit a public or private nuisance.

            24. Throw or allow or permit to be thrown anything out of the doors, windows or skylights or down the passageways of the Building.

            25. Lay vinyl asbestos tile or other similar floor covering so that the same shall come in direct contact with the floor or in a manner or by means of such pastes or other adhesives which shall not have been approved by Landlord, it being understood that if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material which is soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

            26. Use, allow or permit the passenger elevators to be used by Tenant's working hands (persons in rough clothing handling packages, cartons and shipments of material or mail) or persons carrying bulky packages or by persons calling for or delivering mail or goods to or from the demised premises, and Tenant shall cooperate with Landlord in enforcing this Rule on those making deliveries to Tenant.

            27. Request any of Landlord's agents, employees or contractors to perform any work, or do anything, outside of their regular duties, unless previously approved by the Building manager.

            28. Invite to the demised premises or the Building, or permit the visit of, persons in such numbers or under such conditions as to unreasonably interfere with the use and enjoyment of any of the plazas, entrances, corridors, arcades, escalators, elevators or other facilities of the Building by other occupants thereof.

            29. Use, permit or allow the use of any fire exits or stairways for any purpose other than emergency use.

            30. Employ any firm, person or persons to move safes, machines or other heavy objects into or out of the Building, without prior approval of Landlord of such persons and the manner in which such items will be moved, which approval shall not be unreasonably withheld.

            31. Install or use any machines or machinery of any kind whatsoever which may disturb any persons outside of the demised premises.

            32. Use the water and wash closets or other plumbing fixtures for any purpose other than those for which they were constructed, or allow or permit sweepings, rubbish, rags, or other solid substances to be thrown therein.

            33. Install any carpeting or drapes, or paneling, grounds or other decorative wood products, in the demised premises, other than those wood products considered furniture, which are not treated with fire retardant materials and, in such event, shall submit, to Landlord's reasonable satisfaction, proof or other reasonable certification of the materials reasonably satisfactory fire retardant characteristics.


II.         Tenant shall:

            1. Pay Landlord for any damages, costs or expenses incurred by Landlord with respect to the breach of any of the Rules and Regulations contained in or provided by this Lease by Tenant, or any of its servants, agents, employees, licensees or invitees, or the misuse by Tenant, or any of the aforesaid, of any fixture or part of the demised premises or the Building and shall cause its servants, agents, employees, licensees and invitees to comply with the Rules and Regulations contained in or provided for by this Lease.

            2. Upon the termination of this Lease, turn over to Landlord all keys either furnished to, or otherwise procured by, Tenant with respect to any locks used by Tenant in the demised premises or the Building and, in the event of the loss of such keys, pay to Landlord the cost of procuring same.

            3. Subject to the provisions of Article 27 hereof, refrain from, and immediately upon receipt of notice thereof, discontinue any violation or breach of the Rules and Regulations contained in or provided for by this Lease.

            4. Request Landlord to furnish passes to persons whom Tenant desires to have access to the demised premises during times other than Business Hours and be responsible and liable to Landlord for all persons and acts of such persons for whom Tenant requests such passes.

            5. Furnish artificial light and electrical energy (unless Landlord shall furnish electrical energy as a service included in the rent) at Tenant's expense for the employees of Landlord or Landlord's contractors while doing janitorial or other cleaning services or while making repairs or alterations in the demised premises.

            6. Apply at the office of the Building's manager with respect to all matters and requirements of Tenant which require the attention of Landlord, its agents or any of its employees.

            7. Pay Landlord's reasonable charges for the installation and replacement of ceiling tiles removed for Tenant by telephone installers or others in the demised premises and public corridors, if any.

            8. Purchase from Landlord or Landlord's designee, at Landlord's option, all lighting tubes, lamps, bulbs and ballasts used in the demised premises and pay Landlord, or Landlord's designee, as the case may be, its reasonable charges for the purchase and installation thereof.

            9. Pay Landlord's reasonable charges for the hiring or providing of security guards during times when Tenant, or any subtenant of Tenant, is moving into or out of portions of the demised premises or when significant quantities of furniture or other materials are being brought into or removed from the demised premises.


III.        Landlord shall:

            1. Have the right to inspect all freight objects or bulky matter (except printed matter) brought into the Building and to exclude from the Building all objects and matter which violate any of the Rules and Regulations contained in or provided by this Lease.

            2. Have the right to require any person leaving the demised premises with any package, or other object or matter, to submit a pass, listing such package or object or matter, from Tenant.

            3. In no way be liable to Tenant or any other party for damages or loss arising from the admission, exclusion or rejection of any person or any property to or from the demised premises or the Building under the provisions of the Rules and Regulations contained in or provided for by this Lease.

            4. Have no liability or responsibility for the protection of any of Tenant's property as a result of damage or the unauthorized removal of any such property resulting wholly or in part from Landlord's failure to enforce, in any particular instance, or generally, any of Landlord's rights.

            5. Have the right to require all persons entering or leaving the Building, during hours other than Business Hours, to sign a register and may also exclude from the Building, during such hours, all persons who do not present a pass to the Building signed by Landlord.

            6.    Furnish passes to persons for whom Tenant requests same.

            7. Have the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of other occupants, of the Building.

            8. Have the right to remove any violation of Paragraph I items 2, 3, 4, 5, 6 or 7 of these Rules and Regulations without any right of Tenant to claim any liability against Landlord, and have the right to impose a reasonable charge against Tenant for removing any such violation or repairing any damages resulting therefrom.

                                   SCHEDULE C

                               FIRST REFUSAL SPACE


                                      B-7